UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

April 19, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Massey Energy Company, which will be held on Tuesday, May 16, 2006, at 9:00 a.m. Eastern Daylight Time at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia. A map showing the Annual Meeting location is included for your convenience on the back page of this booklet.

Information about the Annual Meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting and Proxy Statement that follow. Also included is a BLUE proxy card and postage-paid return envelope.

The Board of Directors recommends that you complete and return the accompanying BLUE proxy card in the enclosed envelope, or vote electronically through the Internet or by telephone, to be sure that your shares will be represented and voted at the Annual Meeting. The enclosed BLUE proxy card contains instructions on voting electronically through the Internet or by telephone or, if your shares are registered in the name of a bank or broker, your bank or broker will provide instructions, including as to voting electronically through the Internet or by telephone.

A hedge fund managed by Third Point LLC has indicated that it intends to solicit proxies in support of a slate of director nominees in opposition to the Board of Director’s nominees. You may receive solicitation materials from Third Point LLC, or one of its affiliates. The Board of Directors recommends that you not sign or return the WHITE proxy card sent to you by Third Point LLC or any of its affiliates. By returning the Company’s accompanying BLUE proxy card, any proxy materials previously returned to Third Point LLC or any of its affiliates including a WHITE proxy card, bearing an earlier date, or votes previously cast electronically through the Internet or by telephone, will be revoked.

Sincerely,

DON L. BLANKENSHIP
Chairman, Chief Executive Officer
and President

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE WITH PROXY CARD, TELEPHONE OR INTERNET VOTING, OR NEED ADDITIONAL COPIES OF THE COMPANY’S PROXY MATERIALS,

PLEASE CALL THE COMPANY’S PROXY SOLICITOR:

THE ALTMAN GROUP, INC.

1200 Wall Street West

Lyndhurst, New Jersey 07071

Toll Free: 1 (800) 884-4705

Banks and Brokers Call: 1 (201) 806-7300

MASSEY ENERGY COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 16, 2006

The 2006 Annual Meeting of Shareholders of Massey Energy Company will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on Tuesday, May 16, 2006, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect three Class I directors to hold office for three years, until their respective successors are elected and qualified, or until their earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To approve the Massey Energy Company 2006 Stock and Incentive Compensation Plan, which includes the authorization of 3.5 million shares of common stock that can be issued by the Company under the plan.

4.	To approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to lower the requirement for amendment of the Company’s Restated Bylaws by shareholders from 80% to 67% of the total voting power of all outstanding shares of voting stock of the Company.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed March 20, 2006, as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

PLEASE CAST YOUR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, OR COMPLETE, DATE AND SIGN THE ACCOMPANYING BLUE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE. BY RETURNING THE COMPANY’S ACCOMPANYING BLUE PROXY CARD, OR BY CASTING YOUR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, ANY PROXY MATERIALS PREVIOUSLY RETURNED TO THIRD POINT LLC OR ANY OF ITS AFFILIATES, INCLUDING A WHITE PROXY CARD, BEARING AN EARLIER DATE, OR VOTES PREVIOUSLY CAST ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, WILL BE REVOKED.

By Order of the Board of Directors

THOMAS J. DOSTART
Vice President, General Counsel
and Secretary

April 19, 2006

Richmond, Virginia

MASSEY ENERGY COMPANY

PROXY STATEMENT

April 19, 2006

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Massey Energy Company, 4 North 4th Street, Richmond, Virginia 23219 (the “Company”), of your proxy for use at the Annual Meeting of Shareholders of the Company’s common stock, $0.625 par value per share (the “Common Stock”), to be held May 16, 2006, and at any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying BLUE proxy card are being mailed to all shareholders on or about April 19, 2006.

On March 20, 2006, the record date fixed by the Board of Directors, the Company had outstanding 81,980,097 shares of Common Stock. The presence of the holders of a majority of the outstanding shares of Common Stock as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In determining the presence of a quorum, abstentions are counted as present and entitled to vote and broker non-votes (as defined below) are not counted, if not otherwise represented at the Annual Meeting.

If you are a shareholder whose stock is held in street name with a bank or brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares in the absence of your voting instructions to the broker depends on the proposals before the meeting. Under the rules of the New York Stock Exchange (“NYSE”), your broker may vote your shares in its discretion on “routine” matters. The rules of the NYSE, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank or broker has not received your voting instructions with respect to that proposal, your bank or broker cannot vote your shares on that proposal. This is called a “broker non-vote.” If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the record holder does not receive voting instructions from you because this is considered a routine matter. The record holder may not vote on the election of directors, the proposal to approve the specified amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws or the proposal to approve the Massey Energy Company 2006 Stock and Incentive Compensation Plan absent instructions from you because the election of directors and these two other proposals are considered non-routine matters. Without your voting instructions on the election of directors and these two other proposals, a broker non-vote will occur.

Shareholders have one vote for each share on all business of the Annual Meeting, except that, without any conditions precedent, shareholders have cumulative voting rights with respect to the election of the three Class I directors. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute his or her votes among the nominees as the shareholder sees fit. The three nominees for Class I directors receiving the highest number of votes at the Annual Meeting will be elected. You may vote “for” or “withhold” with respect to the election of directors. With respect to votes cast FOR the election of the three Class I directors, absent specific instructions with respect to cumulative voting, the persons named as proxies in the accompanying BLUE proxy card will have full discretionary authority to vote the shares represented by any properly executed, returned and not revoked BLUE proxy card cumulatively among all or less than all of the three nominees of the Board of Directors (other than any nominees for whom authority has been withheld) in the manner as the Board of Directors shall recommend, or otherwise in the proxies’ discretion.

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote. The approval of the Massey Energy Company 2006 Stock and Incentive Compensation Plan requires the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote, provided that the total number of votes cast FOR, AGAINST or ABSTAIN on the Massey Energy Company 2006 Stock and Incentive Compensation Plan represent more than 50% of the total voting power of all outstanding shares of voting stock of the Company. The approval of the amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws requires the affirmative vote of not less than 80% of the total voting power of all outstanding shares of voting stock of the Company.

Unless otherwise directed in the accompanying BLUE proxy card, the persons named as proxies therein will vote all properly executed, returned, and not revoked BLUE proxy cards (1) FOR the election of the three Class I director nominees listed thereon, (2) FOR the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, (3) FOR the proposal to approve the Massey Energy Company 2006 Stock and Incentive Compensation Plan, and (4) FOR the proposal to approve specified amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws. The shares represented by any properly executed, returned, and not revoked BLUE proxy card submitted without giving specific voting instructions with respect to one or more proposals will, with respect to such proposals, be voted by the person named therein as recommended by the Board of Directors, with the following two exceptions. Shares held in the Massey Energy Company Coal Company Salary Deferral and Profit Sharing Plan (the “Company’s 401(k) Plan”) for which no direction is provided on a properly executed, returned and not revoked BLUE proxy card will be voted proportionately in the same manner as those shares held in the Company’s 401(k) Plan for which timely voting instructions are received with respect to such proposals. Shares held in the Company’s 401(k) Plan for which timely voting instructions are not provided, will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in the Company’s 401(k) Plan for which timely voting instructions are received. Abstentions and broker non-votes will not count either in favor of, or against, election of a Class I director nominee. Shares that are represented at the Annual Meeting that abstain from voting on proposals 2, 3 or 4, will have the effect of a vote AGAINST such proposal. Broker non-votes will not affect the outcome of the vote on either proposal 2, or, assuming that the total number of votes cast FOR, AGAINST or ABSTAIN proposal 3 represent more than 50% of the total voting power of all outstanding shares of voting stock of the Company, proposal 3. However, a broker non-vote on proposal 4 will have the effect of a vote AGAINST such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S THREE CLASS I DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

As to any other business that may properly come before the Annual Meeting, the persons named in the accompanying BLUE proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Voting by Proxy Card, Internet and Telephone

Registered shareholders (that is, shareholders who hold Common Stock in certificated form or participate in the Company’s 401(k) Plan) who wish to vote by mail should complete, properly sign and mail the accompanying BLUE proxy card. Street name shareholders (that is, shareholders who hold Common Stock through banks, brokers or other nominees) who wish to vote at the meeting will need to obtain a form of legal proxy from the institution that holds their shares.

Registered shareholders may vote electronically through the Internet or by telephone, by following the instructions included on the BLUE proxy card, or may complete, date and sign the BLUE proxy card and return it promptly in the enclosed pre-paid envelope. “Street name” shareholders may also be eligible to vote their shares electronically, by following the instructions on the BLUE proxy card provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the BLUE proxy card, or otherwise complete, date and sign the BLUE proxy card and return it promptly in the enclosed pre-paid envelope. The deadline for voting electronically through the Internet or by telephone for shareholders who hold Common Stock in certificated form or who hold Common Stock through a bank, broker or other nominee is 11:59 p.m., Eastern Daylight Time, on May 15, 2006. The deadline for voting electronically through the Internet or by telephone for shareholders who hold Common Stock in the Company’s 401(k) Plan is 11:59 p.m., Eastern Daylight Time, on May 14, 2006.

Shareholders may revoke any proxy, whether cast by proxy card, electronically through the Internet or by telephone by voting again by proxy card, Internet, or telephone (the latest vote cast by any of the three mediums is the vote that will be counted). The powers of the proxy holders will be suspended with respect to any shareholder who attends the meeting in person and so requests, although attendance at the meeting will not by itself revoke a previously granted proxy.

Shareholders who do not wish to vote for Third Point LLC or any of its affiliates’ nominees should discard and not sign or return the WHITE proxy card or any other proxy materials received from Third Point LLC or any of its affiliates. Shareholders who have already voted electronically through the Internet or by telephone or who have mailed a WHITE proxy card may revoke their vote and vote in favor of the Company’s nominees by signing, dating and returning the BLUE proxy card or by voting electronically through the Internet or by telephone.

ELECTION OF DIRECTORS

Proposal 1

The Company’s Restated Certificate of Incorporation and Restated Bylaws provide for a “classified” Board of Directors. The Company’s Restated Bylaws provide for nine directors, three serving as Class I directors, three serving as Class II directors, and three serving as Class III directors. The Governance and Nominating Committee unanimously has recommended to the Board of Directors and the Board of Directors has unanimously nominated three Class I directors for election at the Annual Meeting to serve three-year terms expiring at the annual meeting in 2009, and until their respective successors are elected and qualified, or until their earlier resignation or removal. The Board of Directors unanimously recommends that its three nominees for directors be elected at the Annual Meeting. The nominees are Dr. John C. Baldwin, Mr. James B. Crawford and Chancellor E. Gordon Gee. Each of the three nominees for Class I directors presently serves as a Class I director of the Company. Each of the nominees proposed by the Board of Directors has consented to serve if elected.

It is intended that all properly executed, returned and not revoked BLUE proxy cards be voted for the election of the Board of Directors’ nominees, unless such authorization has been withheld. Authority granted to the persons named as proxies in the accompanying BLUE proxy card is limited to the three nominees proposed by the Board of Directors in the manner discussed below, and proxies cannot be voted for a greater number of persons than the number of persons nominated by the Board of Directors. The Company is soliciting, and the persons named as proxies in the accompanying BLUE proxy card will have, absent specific instructions with respect to cumulative voting, full discretionary authority to vote the shares represented by any properly executed, returned and not revoked BLUE proxy card cumulatively among the nominees of the Board of Directors, to allocate such votes among any or all of the nominees of the Board of Directors (other than those nominees for whom authority to vote has been withheld) and to vote such shares for less than all of the nominees of the Board of Directors (and in such order as such persons named as proxies in the accompanying BLUE proxy card may determine). If prior to the meeting, any of the nominees should be unable, or for good cause decline, to serve as a director, the Board of Directors may or may not name a replacement nominee and the persons named in the accompanying BLUE proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

Biographical Information on the Company’s Class I Director Nominees

The following biographical information is furnished with respect to each of the Company’s nominees for election at the Annual Meeting as Class I directors.

Class I Director Nominees:

JOHN C. BALDWIN, age 57

Dr. Baldwin has been a director since November 15, 2004. He is a member of the Audit, Compensation, and Governance and Nominating Committees.

Dr. Baldwin has been President and Chief Executive Officer of CBR Institute for Biomedical Research Inc., an independent non-profit research institution academically affiliated with Harvard Medical School, since February 2005. He previously served as Associate Provost and Dean of the Medical School, and a tenured professor of surgery at Dartmouth College from 1998 to February 2005, as DeBakey Professor and Chairman of the Department of Surgery at Baylor College of Medicine from 1994 to 1998, and as a tenured professor of surgery at Yale University from 1988 to 1994. Dr. Baldwin also serves as a director of Quest Diagnostics, Inc., a NYSE publicly traded diagnostic testing, information and services company, and The Houston Trust Company, a private trust and asset management company.

JAMES B. CRAWFORD, age 63

Mr. Crawford has been a director since February 7, 2005. He is a member of the Audit, Governance and Nominating, and Safety, Environmental and Public Policy Committees.

Mr. Crawford has been a consultant for Evan Energy Investments, LC, a Richmond, Virginia based company with coal interests in China and Venezuela, since February 2004. Since December 2005, he has served as Chairman of InterAmerican Coal Holding N.V., an Evan Energy investment, which produces coal in Venezuela and purchases coal for resale in Columbia. Mr. Crawford previously served as Chairman and Chief Executive Officer of James River Coal Company from its founding in 1988 until March 2003. In late 2002 in the midst of the weakest coal market in more than thirty years, Mr. Crawford recommended to the company’s creditors and long-term customers a plan for financial restructuring of James River Coal Company. The creditors chose not to accept the plan and Mr. Crawford voluntarily resigned on March 17, 2003. On March 25, 2003, James River Coal Company and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Tennessee. Mr. Crawford was retired from March 2003 until becoming a consultant to Evan Energy Investments L.C. in February 2004. He also is Chair Emeritus and a member of the Board of Trustees of Colby College and Chairman of the Boys and Girls Club of Virginia Foundation.

E. GORDON GEE, age 62

Chancellor Gee has been a director since November 30, 2000. He is Chairman of the Safety, Environmental and Public Policy Committee and is a member of the Audit, Executive, and Governance and Nominating Committees.

Chancellor Gee has been the Chancellor of Vanderbilt University since 2000, having previously served as President of Brown University from 1998 to 2000 and President of The Ohio State University from 1990 to 1998. Chancellor Gee also serves as a director of the following NYSE publicly traded companies: Dollar General Corporation, a discount retailer; Gaylord Entertainment Company, a specialty lodging and entertainment company; Hasbro, Inc., a children and family leisure time entertainment company; and Limited Brands, Inc., a specialty retailer. He previously served on numerous other NYSE publicly traded and private company boards.

The Board of Directors unanimously recommends that you vote FOR each of the Company’s Class I director nominees by properly executing and returning the accompanying BLUE proxy card or by voting electronically through the Internet or by telephone (instructions for voting electronically through the Internet or by telephone are printed on the enclosed BLUE proxy card).

Third Point Nominees

On March 15, 2006, Third Point Offshore Fund Ltd. (the “Fund”), a shareholder of the Company, sent notice to the Company of its intention to nominate two individuals to stand for election as directors of the Company at the Annual Meeting, Daniel S. Loeb and Todd Q. Swanson. Third Point LLC is the management company of the Fund and certain other of its affiliates, which are the beneficial owners of 4,800,000 shares of Common Stock, as reported in that certain Amendment No. 1 to Schedule 13D filed by Third Point LLC on March 16, 2006, with the Securities and Exchange Commission (the “SEC”). According to information provided separately by the Fund, for which the Company disclaims any responsibility, Mr. Loeb, age 44, is Founder and Chief Executive Officer of Third Point LLC, an investment management firm, and Mr. Swanson, age 31, has been employed by Third Point LLC since September 2005. The business address of Third Point LLC is 390 Park Avenue, New York, NY 10022. On March 21, 2006, Third Point LLC and certain of its affiliates, including the Fund (collectively referred to as “Third Point”) filed a preliminary proxy statement with the SEC, indicating their intention to solicit proxies in favor of electing their nominees.

If you receive proxy solicitation materials from Third Point, which will include a WHITE proxy card, the Board of Directors recommends that you NOT return the WHITE proxy card or otherwise vote in favor of their nominees. Shareholders who have already either mailed a WHITE proxy card or previously cast their vote electronically through the Internet or by telephone, may revoke their vote and vote in favor of the Company’s nominees by properly executing and returning the BLUE proxy card, bearing a later date, or by voting electronically through the Internet or by telephone.

The Board of Directors has determined that the election of Third Point’s two nominees would not be in the best interest of the Company and its shareholders. In making this determination, the Board of Directors considered, among other factors:

•	The Board’s existing commitment to a business strategy that is focused on building long-term value for shareholders. The Company continues its efforts to create long-term value for shareholders by expanding lower cost surface mining operations, making investments in state-of-the-art mining equipment, extending long-term sales agreements to capitalize on historically high coal prices, acquiring synergistic coal reserves, and making opportunistic strategic acquisitions, as well as opportunistic dispositions of non-strategic reserves and other assets. The Company recently restructured its long-term debt, issuing $760 million of 6.875% senior notes due December 15, 2013, while retiring $219 million of its 6.95% senior notes due March 1, 2007. A part of the proceeds also was used to redeem $131.3 million face value of the Company’s 4.75% convertible senior notes due 2023 (redeemable by the Company on or after May 20, 2009) and to induce conversion of $165.4 million face value of the Company’s 2.25% convertible senior notes due 2024 (redeemable by the Company on or after April 6, 2011), reducing the Company’s fully diluted share count by 6.8 million shares. The Company’s decision to restructure its debt last Fall permitted the Company to extend the maturity of the restructured debt at an interest rate that is favorable to rates that could be obtained today. Over the last decade and a half, the Company has nearly tripled its coal reserve base from approximately 0.78 billion tons as of October 31, 1990 (the Company’s fiscal year-end at that time) to approximately 2.26 billion tons at December 31, 2005 (the Company’s current fiscal year-end), becoming the preeminent holder of reserves in Central Appalachia, while at the same time becoming the preeminent producer of coal in the region, mining over 500 million tons of coal. The Company has also preserved the strength of its balance sheet, including fully funding its pension plan, and keeping “legacy” liabilities to a level significantly below that of its largest publicly traded competitors, Peabody Energy Corporation and Consol Energy, Inc.

The Company is facing certain short-term challenges, most notably a fire at its Aracoma mine that halted production from a longwall and two continuous miner sections (one of which has been restarted) in the mine due to a fire investigation, longwall production shortfalls resulting from more difficult than expected geological conditions and shortfalls from other underground mines that continue to suffer from a lack of experienced, available labor. The Company expects the Aracoma mine to be fully operational in the second or third quarter after the completion of the investigation. The Company’s other longwalls have moved or will be moving to new panels during the second quarter that have better geological conditions, which should allow for improved productivity. As 2006 progresses, the Company’s continued efforts to hire and train miners are expected to result in additional improvements in productivity.

•	The Company’s demonstrated responsiveness to shareholder concerns. In its continuing effort to act on behalf of its shareholders with their best interests in mind, the Board of Directors has listened to the suggestions of the Company’s shareholders. Over the past year and a half, many investors have approached the Company expressing their opinions on ways the Company might increase shareholder return, including conducting repurchases of equity, increasing quarterly dividends, issuing a one-time dividend, and investing in additional reserves or equipment. The Board of Directors has taken each of these ideas under advisement as it has conducted its own analysis of what it perceives to be the best strategic alternatives available to the Company to increase shareholder value. On September 16, 2005, one of the Company’s shareholders, JANA Partners LLC (“JANA”), made public its desire for the Company to borrow $1.5 billion to repurchase shares in a Dutch tender offer. Shortly thereafter, Third Point publicly echoed this sentiment. The Board of Directors, taking these requests seriously, engaged UBS Securities LLC to assist the Company with its on-going analysis of the feasibility of a variety of options to optimize long-term shareholder value, including share repurchase alternatives. In mid November, the Board of Directors announced its decision to authorize $500 million in share repurchases to be made as sufficient free cash flow is generated by the Company, subject to the Company’s debt covenants. The Board of Directors prudently decided at the time not to incur additional debt to fund the share repurchase requested by JANA and Third Point, which would have increased the Company’s debt to equity ratio from 1.3 to 3.1 (computed using December 31, 2005 figures), thereby substantially weakening the Company’s balance sheet and reducing the Company’s strategic and financial flexibility. The Company believes that increasing the Company’s level of debt from $1.1 billion to $2.6 billion would likely have resulted in downgrades by the debt rating agencies, increased difficulty in marketing debt instruments, increases in the interest rate on future borrowings, and limitations on the Company’s ability to consider strategic acquisitions and capital expansions.

•	The experience of the Board’s nominees. The Board’s nominees have a wealth of experience in the coal and energy industries and other industries, as business leaders and directors of public and private companies and other organizations.

•	Dr. John C. Baldwin is President and CEO of the CBR Institute for Biomedical Research at Harvard Medical School, has managed a large, family owned agricultural operation in Texas for the last seven years, and has broad experience previously leading various organizations over many years. He serves as a director for another NYSE company. Dr. Baldwin’s energy industry experience includes serving as a director for 12 years of a large trust company in Houston, Texas with a focus on energy, and serving on the Company’s Board for more than one year. He serves on the audit committee of three companies, and is a graduate of the Stanford Law School program for public company directors and officers. He holds degrees from Harvard College and Stanford University, is a Rhodes scholar, has authored over 400 publications, and delivered over 350 lectures.

•	Mr. James B. Crawford has extensive financial and managerial experience in the coal business, currently serving as Chairman of InterAmerican Coal Holding N.V. and as a consultant to Evan Energy Investments, LC (both international coal companies). He was the founder of James River Coal Company and served as its Chairman and CEO for 15 years, was President and CEO of Transco Coal Company, was Executive Vice President of A.T. Massey Coal Company, Inc. (now the Company’s wholly owned and sole, direct operating subsidiary), and worked at the Federal Reserve Bank of New York. He attended the New York University Graduate School of Business, and holds a degree in economics from Colby College. He has served as a director or trustee of private companies, banks, and industry, civic and other organizations.

•	Chancellor E. Gordon Gee has experience in the coal industry as a director of the Company since it became a stand-alone public entity in 2000. He has been a director for many years of four other NYSE companies, and a director or trustee for numerous national and other organizations. He has been Chancellor or President of several nationally renowned, public and private universities for over 25 years (Vanderbilt, Brown, Ohio State, Colorado, and West Virginia), and was a law school professor and Dean at both West Virginia and Brigham Young Universities. Chancellor Gee was a Judicial Fellow and Senior Staff Assistant to the Chief Justice of the United States, has law and education degrees from Columbia University, and attended multiple public company programs of the National Association of Corporate Directors. He has co-authored six books and over 25 papers and articles.

•	The Board’s belief that a change in the composition of the Board or management at this time would be disruptive of the Company’s efforts to create and maintain long-term shareholder value. The Company’s current directors understand the Company’s business and industry, and the Board does not believe it would be in the best interests of the shareholders to replace one or two of its knowledgeable, experienced director nominees with one or two of Third Point’s nominees. The Board believes that potentially losing one or two of its nominees, who have experience in, and knowledge of, the Company’s business and industry could be detrimental to the Company’s strategic plan, which has contributed to a significant increase in shareholder value over the past five years since its spin-off from Fluor Corporation (“Fluor”) in November 2000. Each of the director nominees have critically analyzed the Company’s competitive and financial position and have considered, with the other members of the Board of Directors, various strategic alternatives to further increase shareholder value. Each of the director nominees, along with the other board members, actively participated in discussions formulating the Company’s strategic plan of responsible fiscal management and controlled growth through strategic investment in Central Appalachia, a plan which includes the authorizing $500 million in share repurchases to be made as sufficient free cash flow is generated by the Company, subject to certain debt covenants. The Company believes it is critical that these experienced director nominees continue to work with management in implementing this plan. Each of the director nominees endorsed this strategic plan, believing that the interests of the Company’s shareholders are better served by not raising significant amounts of debt to conduct share repurchases and ultimately weaken the Company’s balance sheet. It is this informed, long-term viewpoint held by these director nominees that the Company believes is essential to guiding the Company through the short-term challenges it faces.

Accordingly, the Board of Directors recommends that you vote AGAINST Third Point’s two nominees by not returning any proxy materials received from Third Point and FOR the Company’s three nominees.

Board Recommendation

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR each of the Company’s Class I Director Nominees by casting votes electronically through the Internet or by telephone, or by properly executing and returning the accompanying BLUE proxy card.

The Board of Directors unanimously recommends that the shareholders of the Company vote AGAINST each of Third Point’s Director Nominees by not returning the WHITE proxy card received from Third Point.

By properly executing and returning the Company’s accompanying BLUE proxy card, any proxy materials previously returned to Third Point, bearing an earlier date will be revoked.

Biographical Information on Class II and Class III Directors

The following biographical information is furnished with respect to each of the Class II and Class III directors whose terms will continue after the Annual Meeting.

Class II Directors—Term expires in 2007:

WILLIAM R. GRANT, age 81

Mr. Grant has been a director since November 30, 2000. He is Chairman of the Audit Committee and a member of the Compensation, Executive, and Governance and Nominating Committees, and was designated for a second two-year term as the Lead Director by the Board of Directors on November 15, 2005.

Mr. Grant is the co-founder and, since March 2005, Vice Chairman of Galen Associates, a New York based venture capital company, and served as Chairman of that company from its founding in 1989 until March 2005. He previously served as Chairman of New York Life International Investment and MacKay-Shields Financial Corp., and as Vice Chairman of SmithKline Beecham plc. and Smith Barney, Harris Upham & Co., Inc. Mr. Grant also serves as Chairman of Advanced Medical Optics, Inc., a medical device company, and as a director of Quest Diagnostics, Inc., a diagnostic testing, information and services company, and Vasogen, Inc., a biopharmaceutical company, all NYSE publicly traded companies. He previously served on numerous public and private company boards.

DAN R. MOORE, age 65

Mr. Moore has been a director since January 22, 2002. He is a member of the Audit, Governance and Nominating, and Safety, Environmental and Public Policy Committees.

Mr. Moore has been the Chairman of Moore Group, Inc., which owns multiple automobile dealerships in Williamson, West Virginia, since 1999. He previously served as Chairman, President and Chief Executive Officer of Matewan BancShares, a multi-bank holding company, from 1981 to 1999, which he joined as a loan officer in 1963. Mr. Moore also serves as a director of the West Virginia University Foundation, and previously served on other boards and foundations.

MARTHA R. SEGER, age 74

Dr. Seger has been a director since 1991. She is Chair of the Governance and Nominating Committee and a member of the Audit, Compensation, and Executive Committees.

Dr. Seger is a financial economist, lecturer and consultant. In 1984, President Regan appointed Dr. Seger to the Federal Reserve Board. She was the first woman appointed to a full term. Since 1993, she has done various pro bono, short-term, visiting professorships at Arizona State University, Hillsdale College and Adrian College. Dr. Seger has three earned degrees from the University of Michigan, including a PhD of Economics, and eight honorary degrees, including one from the University of Notre Dame. She previously served on numerous NYSE publicly traded company and other boards.

Class III Directors—Term expires in 2008:

DON L. BLANKENSHIP, age 56

Mr. Blankenship has been a director since 1996. He is Chairman of the Executive Committee.

Mr. Blankenship has been Chairman of the Board, Chief Executive Officer and President of the Company since November 30, 2000, and has been Chairman of the Board, Chief Executive Officer and President of A.T. Massey Coal Company, Inc., the Company’s wholly owned and sole, direct operating subsidiary, since 1992. Mr. Blankenship also serves as a director of the Center for Energy and Economic Development, the National Mining Association and the U.S. Chamber of Commerce.

ROBERT H. FOGLESONG, age 60

Four Star General “Doc” Foglesong, U.S. Air Force (retired), has been a director since February 21, 2006. He is a member of the Governance and Nominating and Safety, Environmental and Public Policy Committees.

General Foglesong has been President of Mississippi State University since April 16, 2006 and President and Executive Director of the Appalachian Leadership and Education Foundation, a Charleston, West Virginia based non-profit organization focused on identifying and supporting the next generation of leaders in Appalachia, since February 1, 2006. He retired from the U.S. Air Force on February 1, 2006, following 33 years of U.S military service in over 130 countries. From August 2003 until his recent departure from the military, General Foglesong served as Commander, U.S. Air Forces in Europe; Commander, Allied Air Component Command Ramstein; and Air Component Commander, U.S. European Command, Ramstein AB, Germany. Beginning in January 2005, he was additionally appointed Director, Multinational Joint Air Power Competence Center, Kalkar, Germany. From November 2001 to August 2003, General Foglesong served as Vice Chief of Staff, Headquarters U.S. Air Force, Washington, D.C. From August 2000 until November 2001, he served as Deputy Chief of Staff for Air and Space Operations, Headquarters, U.S. Air Force, Washington, D.C. General Foglesong previously served as Assistant to the Chairman of the Joint Chiefs of Staff in Washington, D.C.

BOBBY R. INMAN, age 75

Four Star Admiral Inman, U.S. Navy (retired), has been a director since 1985. He is Chairman of the Compensation Committee and a member of the Executive, and Governance and Nominating Committees.

Admiral Inman has been a tenured professor at the LBJ School of Public Affairs at the University of Texas in Austin since August 2001, holding the Lyndon Johnson Centennial Chair in National Policy. He served as Interim Dean from January 2005 until December 2005, and adjunct professor at the University of Texas from 1987 until August 2004. Admiral Inman previously served as Director of the National Security Agency and Deputy Director of the Central Intelligence Agency. He is a managing director of Gefinor Ventures, Inc., an early stage venture capital firm, and has over 20 years experience in venture capital investments. Admiral Inman previously served on numerous NYSE publicly traded company and other boards.

Stock Ownership of Directors and Executive Officers

The following information is furnished with respect to each director and each of the Company’s nominees for director, each person who served as Chief Executive Officer of the Company for any portion of the last fiscal year, and each of the four other most highly compensated executive officers of the Company for any portion of the last completed fiscal year (the “Named Executive Officers”), and all current directors and executive officers of the Company as a group, as to ownership of shares of Common Stock as of April 18, 2006. Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Beneficially Owned	Shares for which Beneficial Ownership can be Acquired within 60 Days (1)	Total Beneficial Ownership	Percent of Class (2)
Massey Energy	Class I Director Nominees
Common Stock,	John C. Baldwin	10,140	—	10,140	*
$0.625 Par Value	James B. Crawford	8,112	—	8,112	*
	E. Gordon Gee	18,252	—	18,252	*

	Class II Directors
	William R. Grant (3)	115,142	—	115,142	*
	Dan R. Moore	14,196	—	14,196	*
	Martha R. Seger	17,338	—	17,338	*

	Class III Directors
	Don L. Blankenship (4)	258,831	153,443	412,274	*
	Robert H. Foglesong	6,084	—	6,084	*
	Bobby R. Inman	19,110	—	19,110	*

	Other Named Executive Officers
	Baxter F. Phillips, Jr. (5)	48,057	38,332	86,389	*
	J. Christopher Adkins	25,308	38,658	63,966	*
	H. Drexel Short, Jr. (6)	41,421	37,504	78,925	*
	Thomas J. Dostart	15,589	18,472	34,061	*

	Directors and executive officers as a group (17 persons) (7)	646,035	330,648	976,683	1.19%

(1)	Represents shares that may be acquired through the exercise of options within 60 days of April 18, 2006.

(2)	Based on 81,980,580 shares outstanding on April 18, 2006, plus shares deemed outstanding for which beneficial ownership can be acquired within 60 days by that individual or group. An asterisk (*) indicates that ownership is less than one percent of class.

(3)	Mr. Grant owns 35,583 shares directly and is a beneficial owner of 79,559 shares through his ownership interest in Contrarian Trends, L.P., a limited partnership of which he is a general partner.

(4)	Mr. Blankenship is also a Named Executive Officer.

(5)	Mr. Phillips owns 36,095 shares directly and is the indirect beneficial owner of 3,051 shares through the Massey’s Coal Salary Deferral and Profit Sharing Program as of April 18, 2006 and 8,911 shares that are held by his wife.

(6)	Mr. Short owns 39,066 shares directly and is the indirect beneficial owner of 2,355 shares through the Massey’s Coal Salary Deferral and Profit Sharing Program as of April 18, 2006.

(7)	Executive officers included in this number are those included in Item 2 of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005 filed with the SEC on March 16, 2006.

Stock Ownership of Certain Beneficial Owners

Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the voting shares of the Company. The table sets forth information known to the Company as of the most recent date with percentage of ownership calculated using the number of outstanding shares on the dates noted below.

Name and Address of Beneficial Owners	Shares Beneficially Owned		Percent of Class(1)
The PNC Financial Services Group, Inc.	7,498,053	(2)	9.15%
Third Point LLC	4,800,000	(3)	5.86%

(1)	All percentages are based on the 81,976,239 shares of Common Stock outstanding as of February 28, 2006 as reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005.

(2)	Based solely on the Schedule 13G filed by The PNC Financial Services Group, Inc. and certain of its subsidiaries, PNC Bancorp, Inc., PNC Bank, National Association, BlackRock Advisors, Inc., BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., State Street Research & Management Company, and PNC Equity Securities, LLC (collectively, “PNC Financial Services Group”) with the SEC on February 14, 2006 that indicates that PNC Financial Services Group is the beneficial owner of 7,498,053 shares at December 31, 2005 (of which 20,961 shares are held in accounts at PNC Bank, National Association in a fiduciary capacity), and has sole voting power over 7,498,053 shares, sole dispositive power over 7,478,592 shares, and shared dispositive power over 1,634 shares.

(3)	Based solely on Amendment No. 2 to Schedule 13D filed by Third Point LLC and Daniel S. Loeb with the SEC on March 17, 2006 that indicates that Third Point LLC and Daniel S. Loeb are the beneficial owners of 4,800,000 shares at March 17, 2006 and have shared voting power over 4,800,000 shares and shared dispositive power over 4,800,000 shares.

Director Independence

The Governance and Nominating Committee undertook its annual review of director independence in February 2006. During this review, the Governance and Nominating Committee considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” on page 15. The committee also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the general independence standards in the listing standards of the NYSE, the exchange on which the Common Stock is listed, and the independence standards set forth in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website. See “Availability of Restated Certificate of Incorporation, Restated Bylaws, Corporate Governance Guidelines, Code of Ethics, Committee Charters, SEC Filings and Other Materials” on page 46.

As set forth in the Company’s Corporate Governance Guidelines, the Company has adopted the following definition of independence: a director will be considered independent if he/she (a) is free of any relationship that would preclude a finding of independence under the NYSE Corporate Governance Standards as may be in effect from time to time, and (b) does not have any material relationship (either as director or as a partner, shareholder or officer of an organization) with the Company or any of its affiliates. In evaluating any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is independent. Compliance with the definition of independence is reviewed annually by the Governance and Nominating Committee.

As a result of its review and based on the recommendation of the Governance and Nominating Committee, the Board of Directors affirmatively determined that John C. Baldwin, James B. Crawford, Robert H. Foglesong, E. Gordon Gee, William R. Grant, Bobby R. Inman, Dan R. Moore and Martha R. Seger are independent under the general independence tests in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines. Don L. Blankenship is considered to be an inside director because of his employment as Chief Executive Officer and President of the Company.

Committees of the Board

The standing committees of the Board consist of an Audit Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, and Safety, Environmental and Public Policy Committee. All of the information regarding the meetings of these committees refers to meetings that took place during 2005. The written charters under which each of these committees operate can be found on the Company’s website. See “Availability of Restated Certificate of Incorporation, Restated Bylaws, Corporate Governance Guidelines, Code of Ethics, Committee Charters, SEC Filings and Other Materials” on page 46.

Audit Committee

The principal duties of the Audit Committee are to:

(a) provide assistance to the Company’s Board in fulfilling its oversight responsibility to the shareholders relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

(b) prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

These duties include:

(a) direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing audit reports and related work;

(b) approving the audit and non-audit services to be performed by the independent registered public accounting firm and the fees related to such work;

(c) reviewing with the Company’s financial management, internal audit management and independent registered public accounting firm matters relating to internal accounting controls, the internal audit program, the Company’s accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries;

(d) reviewing the work of the independent registered public accounting firm that falls outside the scope of their audit engagement for the purpose of determining the independence of the independent registered public accounting firm; and

(e) reporting to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters.

The members of the Audit Committee are William R. Grant (Chairman), John C. Baldwin, James B. Crawford, E. Gordon Gee, Dan R. Moore and Martha R. Seger. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the enhanced independence standards for audit committee members in the Exchange Act, and rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards set forth in the Company’s Corporate Governance Guidelines. Based on the recommendation of the Governance and Nominating Committee, the Board of Directors has also determined that each of the members of the Audit Committee has the requisite financial knowledge to serve as members of the Audit Committee and that each of Mr. Grant, Mr. Moore and Dr. Seger is an “audit committee financial expert” under the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). No member of the Audit Committee simultaneously serves on the audit committees of more than two other publicly registered companies. The Audit Committee held eight regularly scheduled meetings during 2005.

Once each quarter, at a regular meeting of the Audit Committee, the committee members met privately with the Company’s independent registered public accounting firm without any Company officers or other personnel present. During 2005, the Chairman of the Audit Committee spoke at least 12 times with the independent registered public accounting firm and at least 10 times with the Company’s financial management and internal audit management.

Compensation Committee

The principal duties of the Compensation Committee are to:

(a) review corporate organizational structures;

(b) review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation;

(c) review key employee compensation policies, plans and programs;

(d) monitor performance and compensation of executive officers and other key employees of the Company;

(e) prepare recommendations and periodic reports to the Board concerning such matters;

(f) prepare the annual report on executive compensation to be included in the Company’s proxy statement, as required by the Exchange Act; and

(g) function as the committee that administers the Company’s long-term incentive programs.

The members of the Compensation Committee are Bobby R. Inman (Chairman), John C. Baldwin, William R. Grant and Martha R. Seger. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the general independence tests in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Compensation Committee held four regularly scheduled and two special meeting during 2005. For a discussion of the Company’s executive compensation program, see the “Compensation Committee Report on Executive Compensation” beginning on page 16.

Executive Committee

The Executive Committee exercises all of the power and authority of the Board in the management of the business and affairs of the Company to the extent permitted by Delaware law and the Executive Committee charter. The members of the Executive Committee are Don L. Blankenship (Chairman), E. Gordon Gee, William R. Grant, Bobby R. Inman and Martha R. Seger. The Executive Committee did not meet and did not take action in 2005.

Governance and Nominating Committee

The primary responsibilities of the Governance and Nominating Committee are to oversee and monitor the Company’s corporate governance policies and procedures and to regularly report the results of its activities to the Board. The principal duties of the Governance and Nominating Committee are to:

(a) seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company;

(b) seek to ensure the independence and quality of the Board;

(c) develop and recommend to the Board the Company’s Corporate Governance Guidelines and codes of conduct and ethics applicable to the Company;

(d) oversee the annual evaluation of the Board; and

(e) consider other matters, including the size and composition of the Board and committees, directorship practices and other issues of corporate governance.

The members of the Governance and Nominating Committee are Martha R. Seger (Chair), John C. Baldwin, James B. Crawford, Robert H. Foglesong, E. Gordon Gee, William R. Grant, Bobby R. Inman and Dan R. Moore. The Board of Directors has determined that each of the members of the Governance and Nominating Committee is “independent” under the general independence tests in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines. During 2005, the Governance and Nominating Committee held four regularly scheduled meetings and one special meeting.

Nominating Procedures. The Governance and Nominating Committee considers candidates for Board membership suggested by its committee members and other Board members, as well as management and shareholders. The committee may also retain a third-party executive search firm to identify candidates upon request of the committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate and in accordance with the provisions and information requirements set forth in the Company’s Restated Bylaws relating to shareholder nominations. See “Shareholders’ Proposals for 2007 Annual Meeting” on page 45. Shareholder nominees whose nominations comply with these procedures will be evaluated in the same manner as the committee’s nominees.

Dr. Baldwin, Mr. Crawford and Chancellor Gee were each unanimously recommended by the Governance and Nominating Committee for nomination for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2009, and until their respective successors are elected and qualified, or until their earlier resignation or removal.

Once the Governance and Nominating Committee has identified a prospective nominee, the committee then evaluates the prospective nominee against the standards and qualifications set out in the Governance and Nominating Committee Charter and the Company’s Corporate Governance Guidelines, including:

(a) the ability of the prospective nominee to represent the interests of the shareholders of the Company;

(b) the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

(c) the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

(d) the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

(e) the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees and communities.

The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this evaluation, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

Safety, Environmental and Public Policy Committee

The principal duties of the Safety, Environmental and Public Policy Committee are to:

(a) review and make recommendations regarding the policies, programs, position and strategies of the Company in relation to safety, environmental and public policy issues deemed significant by the committee or which may be referred to the committee by the Board or by management;

(b) review and make recommendations regarding safety, environmental, political, and social trends and issues as they may affect the operations of the Company and its subsidiaries;

(c) review and make recommendations in respect of the Company’s general policy regarding support of business, charitable, educational and political organizations; and

(d) review and make recommendations in respect of the Company’s safety, environmental and public policies and practices.

The members of the Safety, Environmental and Public Policy Committee are E. Gordon Gee (Chairman), James B. Crawford, Robert H. Foglesong and Dan R. Moore. The Safety, Environmental and Public Policy Committee held four regularly scheduled meetings during 2005.

Board and Committee Attendance

During 2005, the Board held four regular meetings and four special telephonic meetings. The independent directors met in executive session without the Chief Executive Officer or any other member of the Company’s management in connection with each of the four regular Board meetings. Each of the directors attended all meetings of the Board and of the Board Committees on which he or she served, except that one director missed one special Governance and Nominating Committee meeting and one special Board meeting due to a scheduling conflict and one director missed one special Audit Committee meeting due to a scheduling conflict. All of the directors attended the Company’s annual meeting of shareholders in New York, New York in May 2005, with the exception of one member who was unable to be present, but listened in via teleconference. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attendance at meetings of the shareholders of the Company and the meetings of the Board and committees of which he or she is a member.

Lead Director

The Board of Directors appoints an independent member to be the Lead Director. The Lead Director’s primary responsibility is to ensure that the Board operates independently of management and that directors and shareholders have an independent leadership contact. On November 15, 2005, the Board appointed William R. Grant as the Lead Director to an additional two-year term. The Lead Director presides over the meetings of the independent directors that occur prior to each regularly scheduled meeting of the Board of Directors. Shareholders and other interested persons may contact the Lead Director in the manner described under “Communications with the Board” below.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Lead Director or with the non-management directors as a group may do so by writing to Lead Director, c/o Corporate Secretary, Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261. The Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. Concerns relating to accounting, internal controls or auditing matters can also be communicated directly to the Audit Committee (i) by calling the Massey Energy Hotline toll free at 1-888-424-2417 (calls can be made anonymously and confidentially); (ii) by mail which will be held confidential, but cannot be received anonymously: Board of Directors—Audit Committee, c/o Corporate Secretary, Massey Energy Company P.O. Box 26765, Richmond, Virginia 23261; (iii) by mail which will be received anonymously: Alert Line, Ref: Massey Energy, PMB 3767, Charlotte, North Carolina 28277; or (iv) by e-mail at massey.hotline@masseyenergyco.com (e-mail will be held confidential, but cannot be received anonymously).

Code of Ethics

The Company has an Ethics Commitment Agreement, which is applicable to and signed annually by salaried employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Ethics for Senior Financial Officers, which contains provisions specifically applicable to the Company’s senior financial officers, including the principal executive officer, the principal financial officer and the principal accounting officer, and a Code of Business Conduct and Ethics for Directors. The Ethics Commitment Agreement, the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors are available on the Company’s website. See “Availability of Restated Certificate of Incorporation, Restated Bylaws, Corporate Governance Guidelines, Codes of Ethics, Committee Charters SEC Filings and Other Materials” on page 46. The Company intends to post amendments to or waivers from these ethics agreements (to the extent applicable to the Company’s directors, principal executive officer, principal financial officer or principal accounting officer) on its website at www.masseyenergyco.com: Investor Relations, Corporate Governance, Code of Ethics.

Certain Relationships and Related Transactions

Don L. Blankenship, Chairman, Chief Executive Officer and President, has a brother, George Blankenship, a certified public accountant who, since 1977, has performed accounting services for several of the Company’s vendors and independent contractors. The Company does not pay for such services. George Blankenship does not perform any services on behalf of the Company, and Don L. Blankenship receives no financial or other benefit from George Blankenship’s activities.

Don L. Blankenship, Chairman, Chief Executive Officer and President, has a nephew, Keith Blankenship, who owns AA Auto Tire & Parts, Inc. (“A-A”). Several of the Company’s subsidiaries purchase automobile and light truck replacement parts from A-A. During the year ended December 31, 2005, the Company’s subsidiaries expended an aggregate of $1,086,577 for goods and services provided by A-A. Other than payments by the Company’s subsidiaries for goods and services of A-A, the Company and the Company’s subsidiaries make no other payments to A-A or its shareholders or officers. Don L. Blankenship has no financial or other interest in the activities of A-A.

On July 27, 2000, J. Christopher Adkins, Senior Vice President and Chief Operating Officer, obtained a loan from the Company’s subsidiary, Boone East Development Co., in the amount of $327,000, bearing interest at the rate of 8% per annum, for the purpose of constructing his residence. The loan provides that if Mr. Adkins remains employed with the Company until June 24, 2010, or if he (i) is terminated by the Company for any reason other than for violation of the Company’s ethics policy, (ii) dies or (iii) becomes disabled before June 24, 2010, the loan and all accrued and unpaid interest thereunder will be forgiven by the Company. The Company also reimburses Mr. Adkins to compensate for federal and state withholding taxes that are payable on the forgiven principal and interest. Twenty-five percent of the original principal amount was forgiven on June 25, 2003 and an additional 35% of the original principal amount was forgiven on June 25, 2005. Accrued interest is forgiven at the end of each calendar year. If Mr. Adkins voluntarily terminates his employment with the Company before June 24, 2010, he shall repay the outstanding balance of the loan as follows:

Termination Date	Payment Due
Between June 25, 2003 and June 24, 2005	75% of the original principal amount plus all accrued and unforgiven interest thereon
Between June 25, 2005 and June 24, 2007	40% of the original principal amount plus all accrued and unforgiven interest thereon
Between June 25, 2007 and June 24, 2010	20% of the original principal amount plus all accrued and unforgiven interest thereon

The largest aggregate principal amount of indebtedness outstanding at any time during 2005 was $245,250 and the principal amount thereof outstanding as of March 15, 2006, was $130,800.

Dan R. Moore, one of the Company’s directors is the Chairman of Moore Group, Inc., a multi-franchise auto dealership holding company. Subsidiaries of the Company purchase vehicles and services from subsidiaries of Moore Group, Inc. During the year ended December 31, 2005, the Company’s subsidiaries expended an aggregate of $333,550 for vehicles and services provided by subsidiaries of Moore Group, Inc. Other than these payments by the Company’s subsidiaries for vehicles and services of subsidiaries of Moore Group, Inc., which were conducted in the normal course of business on a competitive bid basis, the Company and the Company’s subsidiaries made no other payments to Moore Group, Inc. or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the forms required by Section 16 of the Exchange Act that have been filed during and with respect to the Company’s most recently completed fiscal year, the Company is not aware of any executive officer, director or beneficial owner of more than 10% of the Company’s stock that failed to file on a timely basis any Forms 3, 4 or 5, with the following exceptions. After his appointment to the Board of Directors on February 7, 2005, James B. Crawford was unable to timely file his Form 3 with the SEC until February 24, 2005, due to difficulties he experienced obtaining his filing codes from the SEC. On March 15, 2005, Directors Gee, Grant, and Moore each filed a late Form 4 to reflect the vesting of restricted units, which had not been previously reported.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Company has established challenging objectives for earnings growth and shareholder returns for the Company. To support the alignment of management’s interests with those of the shareholders, the Compensation Committee conducts on a regular basis a thorough review of the Company’s compensation programs and, as a result, has approved the following executive compensation philosophy.

Executive Compensation Philosophy

The Company’s basic strategy is to establish executive compensation programs that will attract, retain, develop and motivate the highly qualified executive team that is needed to achieve challenging performance objectives and build shareholder value. The Company expects superior performance, both collectively and individually, and its compensation programs are designed to provide superior rewards when expectations are achieved. An independent consulting firm is periodically engaged by the Compensation Committee to evaluate the competitiveness of the programs against various peer group companies comparable to the Company, including those within its industry. This compensation peer group includes some but not all of the companies included in the indices as presented in the stock performance graph found on page 30. The compensation peer group is selected on the basis of industry, size, complexity, financial performance history, growth and other relevant factors, including executive talent resources.

The intent of the Company’s compensation philosophy is to provide the participating executives a clear and common understanding of Company objectives (financial and non-financial), how objectives are established and the reward for the achievement of objectives. Individual accountability for the achievement of pre-established personal and Company performance objectives are reflected in the achievement of the targeted level of compensation. The programs will provide the flexibility to meet the compensation needs of the Company. The programs maintain an appropriate compensation mix for executives between fixed, annual incentive and long-term incentive compensation.

Base Salary

The Company’s base salary philosophy is to provide a basic level of financial security to executives using as guidance pay within the compensation peer group selected by the Compensation Committee. The Compensation Committee will review base salaries for executives and those of the compensation peer group on a regular basis to ensure that the Company pays base salaries commensurate with its philosophy. In reviewing and approving the base salaries of executive officers (other than the Chief Executive Officer and Chief Administrative Officer, who are discussed separately below), the Committee considered (1) the terms of any employment contract, if any, with the executive; (2) the recommendation of the Chief Executive Officer; (3) salary norms, to the extent available, for persons in comparable positions at comparable companies in similar markets; (4) the person’s experience; and (5) an assessment of each executive’s performance and contribution to the Company.

Annual Incentive Program

Annual incentive bonuses provide an opportunity for certain of the Company’s key employees, including all of its Named Executive Officers, to earn significant additional compensation for attainment of Company and individual performance objectives. The target amount payable to each key employee is based on the Company’s and the key employee’s actual performance. For key employees without specific performance goals, 75% of the annual incentive bonus is based on the Company’s cumulative earnings before interest and taxes (“EBIT”) for the fiscal year and 25% of the annual incentive bonus is based on the discretion of the Compensation Committee. For key employees with specific performance goals, 50% of the annual incentive bonus is based on specific performance goals (such as coal production, coal shipments, cost containment, coal reserve acquisitions, safety performance, reductions in environmental violations and medical cost containment goals), 25% is based on the Company’s EBIT and 25% is based on the discretion of the Compensation Committee. Depending upon actual results compared to Company and individual performance objectives, a participant may receive an annual incentive bonus in an amount that falls within a range of zero up to two times his or her target.

For annual incentive bonuses earned for the fiscal year ended December 31, 2005, in 2006 the Company paid the following amounts to its Named Executive Officers, other than Don L. Blankenship:

Name	2005 Annual Incentive Bonus Award	Percent of Target
Baxter F. Phillips, Jr.	$243,000	186.9%
J. Christopher Adkins	$120,000	85.7%
H. Drexel Short, Jr.	$90,000	81.8%
Thomas J. Dostart	$110,000	157.1%

The 2005 annual incentive bonus awards for Mr. Phillips and Mr. Dostart were based 75% on the Company’s EBIT for fiscal year 2005 and 25% on the discretion of the Compensation Committee. The 2005 annual incentive bonus awards for Mr. Adkins and Mr. Short were based 50% on specific performance measurements, 25% based on the Company’s EBIT for fiscal year 2005 and 25% on the discretion of the Compensation Committee. All annual incentive bonuses of the Named Executive Officers are reviewed and approved by the Compensation Committee.

The 2006 annual incentive bonus award targets approved by the Compensation Committee for the Company’s Named Executive Officers, other than Mr. Blankenship and Mr. Phillips, for the fiscal year ending December 31, 2006 are indicated as follows:

Name	2006 Annual Incentive Bonus Target
J. Christopher Adkins	$250,000
H. Drexel Short, Jr.	$85,000
Thomas J. Dostart	$42,000

The 2006 annual incentive bonus award targets for Mr. Adkins and Mr. Short will be based 50% on specific performance measurements, 25% based on the Company’s EBIT for fiscal year 2006 and 25% on the discretion of the Compensation Committee. The 2006 annual incentive bonus target awards for Mr. Dostart will be based 75% on the Company’s EBIT for fiscal year 2006 and 25% on the discretion of the Compensation Committee.

Mr. Blankenship’s incentive bonus awards for the period ending April 30, 2005 and the period ending December 31, 2005 and his 2006 annual incentive bonus award target are discussed below in the sections entitled “Employment Arrangement with Don L. Blankenship through December 31, 2005” and “Employment Arrangement with Don L. Blankenship through December 31, 2006.”

Long-Term Incentive Program

Approximately 250 employees, including all of the Named Executive Officers, currently participate in the Company’s long-term incentive program (the “LTIP”). This program’s primary purposes are to offer an incentive for the achievement of superior operating results, to align employee and shareholder interests, and to foster the retention of key personnel. It is the Compensation Committee’s intent that all amounts awarded under this program qualify as performance-based compensation under Internal Revenue Service definitions.

Under the LTIP, the Compensation Committee may make grants of the following: (i) cash incentive awards, which are based upon meeting earnings or other financial targets established by the Compensation Committee in accordance with criteria approved by the Company’s shareholders; (ii) stock options, which become exercisable on terms established by the Compensation Committee and which have value only if shareholder value is increased; (iii) restricted stock awards; and (iv) restricted unit awards. Typically, LTIP awards are granted once a year to cover a three-year Company performance period.

For the grants made in 2005, the cash compensation awards to the three top employee levels (which includes Messrs. Blankenship, Phillips, Adkins and Short plus three additional top management employees) provide that the awards will be payable if the Company’s cumulative earnings before taxes (“EBT”) meet or exceed certain target amounts. The cash compensation awards to the employees participating in levels four through nine of the LTIP, which includes Mr. Dostart, are payable only if the Company’s cumulative earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) meet or exceed certain target amounts.

Other than grants made to Messrs. Blankenship and Phillips pursuant to employment arrangements (discussed below in the sections entitled “Employment Arrangement with Don L. Blankenship through December 31, 2005,” “Employment Arrangement with Don L. Blankenship through December 31, 2006,” and “Retention and Change in Control Agreement with Baxter F. Phillips, Jr.”) or upon the hiring or promotion of certain employees during 2005, the grants of stock options, restricted stock and restricted units awarded to eligible employees in 2005 become exercisable or vest, as the case may be, in 25% increments on November 17, 2006, 2007, 2008 and 2009. If prior to becoming exercisable or vesting, the employment of the grantee by the Company or its subsidiaries is terminated by reason of, retirement (in the case of stock options only), death or permanent and total disability, as determined in accordance with applicable Company personnel policies, or within two years following a change of control of the Company, the grants become exercisable or immediately vest, as applicable.

The focus of the LTIP is regularly reviewed and, if necessary, changed so that the Company will remain competitive in order to attract and retain key employees. The program presently emphasizes the use of cash and stock based awards aligned to build shareholder value.

Deferred Compensation Programs

In an effort to assist in attracting and retaining those employees whose judgment, abilities and experience will contribute to the Company’s continued progress, the Company maintains two deferred compensation programs to permit eligible employees to defer a portion of their salary, bonus and incentive awards, and to provide a benefit for such employees whose benefits under the Company’s 401(k) Plan are limited by the application of Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Massey Executive Deferred Compensation Program, as amended and restated as of January 1, 2005, is maintained by the Company and administered by the Compensation Committee for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan, as amended and restated as of January 1, 2005, is maintained by A.T. Massey and administered by A.T. Massey’s Executive Benefit Committee for the purpose of providing deferred compensation to those who are both employed by A.T. Massey and are members of management or otherwise are highly compensated employees. Both programs were amended effective January 1, 2005 (i) to reflect recent changes made to certain provisions of the Code that apply to non-qualified deferred compensation plans and (ii) to effect necessary administrative changes.

Change in Control Severance Agreements

On December 21, 2005, the Company entered into Change in Control Severance Agreements with certain key employees, including the Named Executive Officers, with the exception of Baxter F. Phillips, Jr. who entered into a certain Retention and Change in Control Agreement effective as of November 1, 2005 discussed below in the section entitled “Retention and Change in Control Agreement with Baxter F. Phillips, Jr.” There are three groups, or “Tiers” of participants. Tier 1 participants include the following Named Executive Officers: Messrs. Blankenship, Phillips, Adkins, and Short. The terms of Mr. Phillips’ change in control agreement are contained in the Retention and Change in Control Agreement with Baxter F. Phillips, Jr. Tier 2 participants include Mr. Dostart, also a Named Executive Officer. Tier 2 and Tier 3 participants include certain other key employees of the Company.

The purpose of the Change in Control Severance Agreements is to retain certain members of the Company’s management in the face of uncertainty surrounding a potential or actual change in control, by providing a participant with an attractive benefit that would be due and payable to the participant only in the event he continued to work during such uncertainty and were to subsequently find himself terminated or constructively terminated as a result of a change in control. By providing this potential benefit, the Company has provided an incentive for the continued efforts and contributions of certain of its key employees during a potential or actual change in control. For purposes of the Change in Control Severance Agreements, “Change in Control” means the occurrence of any of the following events: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. For purposes of the agreements, a “potential” Change in Control is considered to occur and remain present commencing upon the date that any person or group attempts a Change in Control and the participant is either notified by the Board of Directors or aware of an attempted Change in Control. All decisions regarding the time of the commencement, the pendancy and the abandonment or termination of a potential Change in Control shall be made by the Board of Directors in good faith and shall be conclusive and binding on the participants. An “actual” Change in Control means that one of the two events described in (i) or (ii) above has occurred.

The general terms of the Change in Control Severance Agreements are as follows (capitalized terms not defined in this paragraph are defined in the Change in Control Severance Agreements that were previously filed with the SEC on December 22, 2005 on a Current Report on Form 8-K). The Change in Control Severance Agreements cover a three year period for Tier 1 and 2 participants, and a two year period for Tier 3 participants, though the Company can unilaterally terminate a participant’s agreement, other than in connection with a Change in Control, if the Company determines that the participant is no longer a key employee. During the applicable term of each Change in Control Severance Agreement, payments to a participant are only triggered if (1) there is an Involuntary Termination Associated with a Change in Control within 2 years after an actual Change in Control; (2) the participant is terminated other than for Cause or other than due to the participant’s death or Disability, and that termination either occurs not more than 3 months prior to an actual Change in Control or is requested by a third party who initiates and within 12 months effects an actual Change in Control; or (3) a Constructive Termination occurs while a potential Change in Control is pending but before an actual Change in Control occurs.

Upon a participant’s termination by the Company as a result of or related to a Change in Control for any reason other than Cause, death or Disability, or Constructive Termination, he shall receive the following benefits (subject to cut back and gross-up provisions, if applicable), in addition to remaining pay and benefits otherwise due to him: (i) a lump sum cash payment equal to 2.5 times Base Pay for Tier 1 participants, 2.0 times for Tier 2 participants and 1.5 times for Tier 3 participants, (ii) a lump sum cash payment equal to 2.5 times Target Bonus for Tier 1 participants, 2.0 times for Tier 2 participants and 1.5 times for Tier 3 participants, (iii) a pro-rata payment of a participant’s Target Bonus for the portion of the fiscal year employed prior to termination, (iv) any award under the Company’s long-term cash and equity incentive program, which by its terms vests in connection with the Change in Control, and (v) twenty-four months of medical and dental coverage, or a cash payment in lieu thereof. In no event shall the change in control benefits exceed 2.99 times the sum of a participant’s Base Pay and Bonus.

A participant shall not receive change in control benefits in the event his employment is terminated for Cause, death or Disability. In the event a participant is entitled to receive payments and benefits as a result of an Involuntary Termination Associated With a Change in Control within the two-year period after an actual Change in Control, he is bound by a one-year non-compete and non-solicitation agreement. In order to receive his payments and benefits, a participant also is required to sign a release, generally releasing the Company from any claims the participant may have against the Company, other than as they may relate to compensation and benefits. In addition, the participant must agree not to seek employment with the Company or any affiliated entity for two years thereafter.

Supplemental Benefit Plan Arrangements

The Massey Executives’ Supplemental Benefit Plan, as amended and restated effective January 1, 2005 (the “Supplemental Benefit Plan”) generally updates the Company’s pre-existing supplemental benefit plan, which was first adopted by Fluor, the Company’s predecessor company and prior parent of A.T. Massey. The Supplemental Benefit Plan’s purpose is to provide specified benefits to a select group of management and highly paid executives.

Currently, there are two participants in the Supplemental Benefit Plan, Don L. Blankenship, Chairman, Chief Executive Officer and President and H. Drexel Short, Jr., Senior Vice President, Group Operations.

The Supplemental Benefit Plan is a combined life insurance and deferred compensation plan providing the following mutually exclusive benefits: (i) a pre-retirement insured death benefit; (ii) a retirement benefit of (a) a post-retirement death benefit that may or may not be insured, (b) a lump sum payment at retirement, or (c) a salary continuation benefit; or (iii) if permitted by the administrative committee, a joint and survivor insurance death benefit. In the event of an adverse employment change within three years after a change in control (as defined in the Supplemental Benefit Plan), the lump sum benefit will be paid in lieu of any other benefit.

If a participant dies prior to the date upon which the endorsement benefits cease and prior to experiencing a termination of employment, then a pre-retirement death benefit will be paid in the amount(s) set forth in the participant’s agreement. The pre-retirement death benefit will be paid to the participant’s beneficiary no later than six months after the date the administrator is provided with proof that is satisfactory to the insurer and the administrative committee of the participant’s death.

Subject to a participant’s continuous employment from the effective date of his Supplemental Benefit Plan agreement until his retirement and provided he has not elected the joint and survivor death benefit, the participant has the right to elect one of the following forms of retirement benefit: (a) a post-retirement death benefit, (b) a lump sum benefit, or (c) a salary continuation benefit. If a participant does not make an election, then the participant will be deemed to have elected the post-retirement death benefit. If the participant elects to receive the post-retirement death benefit, the participant’s beneficiary will receive a stated death benefit amount at the participant’s death payable by the Company (but not under the insurance policy(ies) that supported the benefit during employment). The participant’s post-retirement death benefit will be paid to his beneficiary upon the participant’s death in a lump sum. If a participant elects the lump sum, it will be paid six months after the date of the participant’s retirement. If the participant elects to receive the salary continuation benefit, the participant will be paid his benefit in 120 equal payments over a period of 120 months commencing six months after the date of the participant’s retirement. If the participant who elects the salary continuation benefit dies before the end of the 120-month payment cycle, the remaining payments will be paid to the participant’s beneficiary in the same manner.

In the event that the administrative committee determines that the participant has experienced a disability, then, regardless of any election by the participant to the contrary and except as otherwise provided in the Supplemental Benefit Plan, the only benefit payable with respect to the participant will be the pre-retirement death benefit; provided, however, that such benefit will be payable pursuant to the Supplemental Benefit Plan only if the participant dies on or before the second anniversary of the date he becomes disabled. After such date, the obligation of the Company to provide any benefit whatsoever with regard to the participant under the Supplemental Benefit Plan will terminate, unless the administrative committee determines that the participant’s disability for purposes of the Supplemental Benefit Plan is an approved early retirement in which case the participant will be deemed for purposes of the calculation of any elected lump sum benefit or salary continuation benefit to be retiring on the second anniversary of the disability.

If the participant experiences an adverse change of employment condition (as defined in the Supplemental Benefit Plan) within 36 months following a change in control event (as defined in the Supplemental Benefit Plan), the participant will be deemed to have experienced an approved early retirement as of the date of such adverse change of employment condition and payment will be made six months after the occurrence of such event in the form of a lump sum benefit, notwithstanding the participant’s retirement benefit election.

The terms and conditions of the Supplemental Benefit Plan are not deemed to constitute a contract of employment between the Company and a participant. Employment of participants is an “at will” employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment agreement. Nothing in the Supplemental Benefit Plan shall be deemed to give a participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a participant at any time.

The agreement with Mr. Blankenship provides him with an insured pre-retirement death benefit totaling $4,000,000. The agreement with Mr. Blankenship provides him with a choice between a post-retirement death benefit totaling $4,000,000, a lump sum payment in the event of retirement at age 65 of $1,130,629 (with lower amounts for earlier retirement ages), or a salary continuation benefit in the event of retirement at age 65 of $18,241 per month for 120 months (with lower amounts for earlier retirement ages). The benefit elections made available to Mr. Blankenship in his agreement are those described in the Supplemental Benefit Plan above, with the following exceptions: the post-retirement death benefit will also be insured until age 65; and unless waived by the Company, if Mr. Blankenship elects and has the post-retirement death benefit in effect after his termination of employment, Mr. Blankenship agrees to reimburse the Company for the economic benefit (as determined for federal income tax purposes) provided to him by the Company for continued insurance coverage until age 65. The Company may agree in writing to waive the reimbursement requirement at any time. The agreement grants Mr. Blankenship a right to an approved early retirement that vests his retirement benefit, provided he actually severs from employment with the Company for reasons other than death prior to age 65.

The agreement with Mr. Short provides him with an insured pre-retirement death benefit totaling $1,000,000. The agreement with Mr. Short provides him with a choice between a post-retirement death benefit totaling $1,000,000, a lump sum payment in the event of retirement at age 65 of $460,164 (with lower amounts for earlier retirement ages), or a salary continuation benefit in the event of retirement at age 65 of $7,077.91 per month for 120 months (with lower amounts for earlier retirement ages).

Discussion of Compensation for the Chief Executive Officer

Mr. Blankenship became the Chief Executive Officer of A.T. Massey in 1992. In the following years, the Company’s coal business prospered, not only in earnings performance but also in accumulation of reserves. These accomplishments occurred during challenging times in the coal industry with fierce price competition and consolidation. In 1998, another coal industry competitor made a lucrative employment offer to Mr. Blankenship. As a result, Fluor (then, the parent company of A.T. Massey) and Mr. Blankenship negotiated and entered into a contract that was competitive with other coal producers in the central Appalachian area to retain Mr. Blankenship’s services at A.T. Massey. After the Company’s spin-off with Fluor in November 2000, the Compensation Committee negotiated a similar contract to encourage Mr. Blankenship to continue leading the Company through April 2005. Prior to its expiration, in February 2005, the Compensation Committee negotiated an amendment to that agreement which extended Mr. Blankenship’s employment with the Company through December 31, 2005. Mr. Blankenship’s compensation package, which is reflected in his employment agreement (as amended) and is summarized following this report, was designed to provide significant performance incentives for Mr. Blankenship.

In December 2005, the Compensation Committee negotiated a one-year letter agreement with Mr. Blankenship to continue his employment through 2006, which is summarized following this report in the section entitled “Employment Arrangement with Don L. Blankenship through December 31, 2006.”

Discussion of Compensation for the Chief Administrative Officer

Mr. Phillips became the Company’s Executive Vice President and Chief Administrative Officer in November 2004. He previously served the Company as Senior Vice President and Chief Financial Officer since September 2003, and as Vice President and Treasurer since 2000. Mr. Phillips joined the Company in 1981 and has served in the roles of Corporate Treasurer, Manager of Export Sales and Corporate Human Resources Manager, among others. In an effort to retain Mr. Phillips’ knowledge, experience and expertise, in November 2005 the Compensation Committee negotiated a three-year retention and change in control agreement with Mr. Phillips, which is summarized following this report in the section entitled “Retention and Change in Control Agreement with Baxter F. Phillips, Jr.”

Section 162(m) Deductibility

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the “Summary Compensation Table,” set forth following this report, to $1 million, unless certain requirements are met. The Company intends to maximize the corporate tax deduction. However, while the Company’s incentive compensation programs are designed to facilitate compliance with Section 162(m), the Compensation Committee believes that the Company must attract and retain qualified executives to manage the Company and that, in some instances, the Compensation Committee may need the flexibility to offer compensation that exceeds the Section 162(m) threshold for deductibility. The Compensation Committee has approved the compensation of certain of its officers recognizing that a portion of that compensation will not be deductible.

Compensation Committee Membership

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee

March 30, 2006	John C. Baldwin	William R. Grant	Bobby R. Inman	Martha R. Seger

Employment Arrangement with Don L. Blankenship through December 31, 2005

The Company entered into an employment agreement with Mr. Blankenship, the Company’s Chairman, Chief Executive Officer and President, effective November 1, 2001 and ending April 30, 2005. This employment agreement was amended and restated on July 16, 2002 (the “Employment Agreement”). On February 22, 2005, the Employment Agreement was further amended with such amendment having an effective date of May 1, 2005 and an expiration date of December 31, 2005 (the “Amendment”).

Under the terms of the Employment Agreement, Mr. Blankenship received a base salary of $1,000,000 per year. The Employment Agreement provided for bonuses with target amounts of not less than $700,000, $800,000 and $900,000 for each of the three years covered by the agreement and $450,000 for the remaining six months of the contract. The bonuses were based on meeting predetermined performance goals and objectives established and mutually agreed to by the Compensation Committee and Mr. Blankenship.

In accordance with the Employment Agreement, Mr. Blankenship was eligible for long-term incentive awards under the LTIP. Mr. Blankenship’s participation for the annual 2002, 2003, 2004 and 2005 performance cycles consisted of an annual target cash award of $300,000, grants of 50,000 non–qualified stock options, 12,700 shares of restricted stock, and a cash bonus equal to the fair market value of 7,300 shares of Common Stock (except for the six-month fiscal 2005 performance cycle ending April 30, 2005 for which the LTIP award consists of a target cash award of $150,000, 25,000 non-qualified stock options, 6,350 shares of restricted stock, and a cash bonus equal to the fair market value of 3,650 shares of Common Stock).

Mr. Blankenship’s Employment Agreement provided for grants of 300,000 shadow stock units on each of November 1, 2001, 2002 and 2003 and 150,000 units on November 1, 2004, subject to review and approval by the Compensation Committee. The units became fully vested as a result of Mr. Blankenship remaining continuously employed by the Company through April 30, 2005 (the units vested on October 31, 2002, 2003 and 2004, and on April 30, 2005, respectively). Upon vesting, the value of these units was credited to Mr. Blankenship’s account under the Company’s Executive Deferred Compensation Program (the “Deferred Compensation Program”).

Under his Employment Agreement, Mr. Blankenship was also granted 787,500 stock appreciation rights (“SARs”) on November 1, 2001. All restrictions on the SARs lapsed in the following manner on the following dates as a result of his continued employment on such dates: 225,000 SARs vested on each of October 31, 2002, 2003 and 2004 and 112,500 SARs vested on April 30, 2005. In each of these instances, the value of the SARs on the exercise dates was credited to Mr. Blankenship’s account in the Deferred Compensation Program.

In addition, on November 1, 2001, a retention stock account (the “Retention Stock Account”) in favor of Mr. Blankenship was established under the Deferred Compensation Program and credited with the value of 350,000 shares of Common Stock on such date. Pursuant to the terms of his Employment Agreement, Mr. Blankenship’s interest in the Retention Stock Account vested on April 30, 2005 as a result of remaining continuously employed by the Company through such date.

Pursuant to the Employment Agreement, Mr. Blankenship’s account in the Deferred Compensation Plan was credited with $400,000 on each of October 31, 2002, October 31, 2003 and October 31, 2004 and $200,000 on April 30, 2005. All restrictions on such amounts and the bookkeeping earnings thereon lapsed on April 30, 2005 as a result of remaining continuously employed by the Company through such date.

In accordance with the Employment Agreement, Mr. Blankenship’s rights under the $4,000,000 split dollar life insurance policies or program owned by the Company also vested on April 30, 2005 as a result of remaining continuously employed by the Company through such date.

The Employment Agreement also provided for certain payments in connection with the termination of Mr. Blankenship’s employment at any time before May 1, 2005. Upon termination, the Company would have been obligated to pay Mr. Blankenship all accrued and unpaid base salary, any unpaid bonus and any benefits to which he was entitled under the Deferred Compensation Program and the LTIP. If Mr. Blankenship’s employment with the Company had been terminated by the Company without “cause” (as defined in the Employment Agreement) or due to death or disability, or within two years following a “change of control” (as defined in the program), the stock options, SARs, shadow stock units, the Retention Stock Account, restricted stock, restricted units and split dollar life insurance policies or program would have become fully vested, and the cash component would have become payable. In the event Mr. Blankenship’s employment terminated prior to May 1, 2005 for any reason other than the foregoing, then such awards would have been forfeited to the extent they were unvested and the cash component would have been forfeited entirely for amounts not yet earned.

Under the Employment Agreement, if Mr. Blankenship’s employment was terminated by the Company without “cause,” the Company would have been obligated to pay Mr. Blankenship, in addition to the amounts described above, his base salary and annual bonuses for the remaining term (including a pro-rata bonus for any partial year) of the Employment Agreement.

The Amendment extended the term of the Employment Agreement, which was set to expire on April 30, 2005, for an additional eight months (the “Extension Period”) to coincide with the Company’s fiscal year. Under the terms of the Amendment, Mr. Blankenship received: (i) a base salary of $83,333 per month; (ii) an extension incentive bonus target of $600,000 based on specified business performance measures for fiscal year 2005, including EBIT, produced tons, earnings per share, net coal sales and company safety objectives, as well as strategic objectives such as successorship plans for key executive positions, employee retention and employee diversity; (iii) an LTIP award that included a $200,000 target cash award based on the Company’s EBIT for fiscal years 2005, 2006, and 2007, 33,333 non-qualified stock options, 8,467 shares of restricted stock, and a cash bonus award equal to the fair market value of 4,867 shares of Common Stock; (iv) a deferred incentive bonus equal to the product obtained by multiplying (a) the average of the high and low trading prices of Common Stock on the NYSE on December 30, 2005, by (b) 266,667; (v) a grant of 150,000 SARs; (vi) a retention cash award of $266,667; and (vii) the premium payments on the $4,000,000 split dollar life insurance policy. No vesting, payment, conversion or other provisions regarding any of the compensation items in the Employment Agreement were affected by the Amendment.

Under the terms of the Amendment, on April 30, 2005, the then value of the Retention Stock Account described above determined by the average of the high and low trading prices of the Common Stock on the NYSE on such date, was converted into a cash amount and credited to Mr. Blankenship’s account in the Deferred Compensation Plan.

In the event that Mr. Blankenship’s employment with the Company terminated during and prior to the end of the Extension Period for any reason other than for “cause,” then the Company would have paid to Mr. Blankenship, or if Mr. Blankenship was deceased, to his estate, 2.5 times the sum of Mr. Blankenship’s annual base salary of $1,000,000 plus his extension incentive bonus of $600,000, unless Mr. Blankenship elected to terminate his employment voluntarily during and prior to the end of the Extension Period other than for “good reason” (i.e., relocation, reduction in base salary or other compensation, material reduction in scope of responsibilities, or significant reduction in authority). In the event that Mr. Blankenship’s employment with the Company terminated during and prior to the end of the Extension Period for any reason, all of Mr. Blankenship’s rights with respect to the deferred incentive bonus, SARs, and retention cash award, as set forth in items (iv) through (vi) above, would have terminated and all rights thereunder would have ceased, and payment of the life insurance premiums as set forth in item (vii) above would have ceased.

Mr. Blankenship’s target bonus for the periods ended April 30, 2005 and December 31, 2005 were based on actual results of the Company compared to the following target business performance goals: the Company’s earnings before interest and taxes, produced tons sold, earnings per share, produced coal sales revenue, and safety measures; and the following target strategic objectives: public policy accomplishments, successorship plan for executive ranks, retention plan for all members and diversity in membership. Based on actual results compared to the target performance goals and objectives set by the Compensation Committee, the Compensation Committee awarded Mr. Blankenship $478,125 (which was paid in May 2005), representing 53.13% of his maximum bonus of $900,000 and 106.25% of his target bonus of $450,000 for the period ending

April 30, 2005, and $676,892 (which was paid in February 2006), representing 56.41% of his maximum bonus of $1,200,000 and 112.82% of his target bonus of $600,000 for the period ending December 31, 2005, each bonus as provided for in Mr. Blankenship’s Employment Agreement and the Amendment to his Employment Agreement, respectively.

Employment Arrangement with Don L. Blankenship through December 31, 2006

On December 20, 2005, the Company entered into a letter agreement with Don L. Blankenship regarding his continued employment as Chairman, Chief Executive Officer and President of the Company through December 31, 2006 (the “Letter Agreement”).

The material terms and conditions of the Letter Agreement that relate to Mr. Blankenship’s employment by the Company for calendar year 2006 are as follows: (i) a base salary of $83,333 per month; (ii) a target cash incentive award of $900,000 based on the achievement of certain performance objectives; (iii) a long term incentive award, subject to the terms, conditions and performance requirements of the November 14, 2005 grants to other employees (with the following exception, the non-qualified stock options must be exercised by Mr. Blankenship in the first 20 days exercise is permissible pursuant to the Company’s trading window policy and applicable securities laws following vesting, otherwise they will be automatically forfeited), which includes a $300,000 target cash incentive award based on the achievement of a certain performance objective, 50,000 non-qualified stock options, 12,700 shares of restricted stock and 7,300 restricted stock units; (iv) a performance-based stock unit award totaling 100,000 performance-based stock units payable only in the event a certain performance measure of the Company’s 2006 earnings before interest and taxes (“2006 EBIT”) is met (the “EBIT Minimum Target”); (v) a performance-based incentive unit cash award equal to (A) the product obtained by multiplying 333 performance-based incentive units per million of 2006 EBIT achieved, if any, over and above a the EBIT Minimum Target up to and including another 2006 EBIT target amount (the “EBIT Mid Target”) by the average of the high and low trading prices of Common Stock on the NYSE on December 29, 2006, plus (B) the product obtained by multiplying 1,500 performance-based incentive units per million of 2006 EBIT achieved, if any, over and above the EBIT Mid Target up to another 2006 EBIT target amount by the average of the high and low trading prices of Common Stock on the NYSE on December 29, 2006; (vi) an additional stock option award of 200,000 non-qualified stock options granted on December 30, 2005 with an exercise price based on the average of the high and low trading prices of Common Stock on the NYSE on December 30, 2005 with service-based vesting on December 30, 2006 that must be exercised in the first twenty days permissible pursuant to the Company’s trading window policy and applicable securities laws; (vii) a retention cash bonus award of $300,000 if employed through December 30, 2006; and (viii) the premium payments on split dollar life insurance policies owned by the Company with death benefit endorsements payable to Mr. Blankenship, his estate or designated beneficiaries, totaling $4,000,000.

In the event that Mr. Blankenship’s employment with the Company terminates during the period commencing January 1, 2006 through December 30, 2006 for any reason other than for “Cause” (as such term is defined in the Change in Control Severance Agreement discussed above) under circumstances where such cessation of employment is not covered by the Change in Control Severance Agreement, then the Company shall pay to Mr. Blankenship, or if Mr. Blankenship is deceased, to his estate, 2.5 times the sum of Mr. Blankenship’s annual base salary of $1,000,000 plus the incentive bonus of $900,000, unless Mr. Blankenship elects to terminate his employment voluntarily during the period commencing January 1, 2006 through December 30, 2006 other than for any reason which would constitute a “Constructive Termination Associated With a Change in Control” (as defined, and determined pursuant to the procedure, in the Change in Control Severance Agreement, under circumstances where such Constructive Termination is not covered by the Change in Control Severance Agreement).

In the event that Mr. Blankenship’s employment with the Company terminates during the period commencing January 1, 2006 through December 30, 2006 for any reason, all of Mr. Blankenship’s rights with respect to the performance-based stock unit award, performance-based cash award, additional stock option award and retention cash bonus award, as described in (iv), (v), (vi) and (vii) above shall terminate and all rights thereunder cease, and payment of life insurance premiums as described in (viii) above shall cease.

In addition to the specific forms of remuneration discussed above, Mr. Blankenship will continue to participate in the employment benefit plans and arrangements provided by the Company to its other employees and be entitled to receive perquisites provided to him in keeping with past practice.

Special Successor Development and Retention Program with Don L. Blankenship

Under the Special Successor Development and Retention Program, an agreement entered into in October 1998 between Fluor and Mr. Blankenship, the Company is obligated upon Mr. Blankenship’s retirement to provide Mr. Blankenship title to a Company-owned residence and associated property in Sprigg, West Virginia, and to pay an amount to reimburse him for any income taxes owed by him as a result of such title transfer. The residence was most recently valued at approximately $305,000 in March 2006. At any time after July 1, 2001, the Compensation Committee may authorize such transfer before retirement. Also under the Special Successor Development and Retention Program, the Compensation Committee agreed to approve Mr. Blankenship’s early retirement at age 55 for the purposes of the Company’s Executive Supplemental Benefit Plan.

Retention and Change in Control Agreement with Baxter F. Phillips, Jr.

In recognition of the fact that Baxter F. Phillips, Jr. has made and is expected to continue to make major contributions to the short-term and long-term profitability, growth and financial strength of the Company, on November 13, 2005, the Company and Mr. Phillips, the Company’s Executive Vice President and Chief Administrative Officer, entered into a Retention and Change in Control Agreement effective as of November 1, 2005 (the “Retention Agreement”). The initial term of the Retention Agreement is three years.

The material terms of the Retention Agreement are as follows: (i) base salary at an annual rate of $550,000, which amount may be increased if determined by the Board to be appropriate in accordance with the Company’s customary procedures and practices regarding the salaries of senior executives; (ii) annual cash bonus award with a target amount equal to $250,000 for each of the Company’s 2006, 2007 and 2008 fiscal years, subject to the terms and conditions set forth by the Compensation Committee for such fiscal year (as further described above in the section entitled “Annual Incentive Program” contained above in the “Executive Compensation Philosophy” section); (iii) 12,000 shares of restricted stock and 7,560 restricted units, the restrictions on a third of each grant lapsing on November 15, 2006, a third lapsing on November 1, 2007 and the remaining third lapsing on November 1, 2008; (iv) 50,000 non-qualified stock options that become fully vested and exercisable on November 1, 2008, subject to the terms and conditions set forth in the stock option agreement; (v) $600,000 long term cash incentive bonus, in the event Mr. Phillips remains in the Company’s employ until November 1, 2008 or upon death, Disability or Change in Control; (vi) the immediate vesting of all equity-based awards of restricted stock and restricted units granted to Mr. Phillips at least one year before November 17, 2005 that had not vested on or prior to such date; and (vii) pension credit for the annual salary, annual cash bonus awards and long-term cash incentive bonus, paid (or in the event of an Involuntary Termination Associated With a Change in Control, amounts or targets that otherwise would have been paid) to Mr. Phillips pursuant to the Retention Agreement during its initial term in accordance with and subject to the terms set forth therein. Capitalized terms not otherwise defined in this discussion are defined in the Retention and Change in Control Agreement filed as Exhibit 10.6 to the Company’s current report on Form 8-K filed with the SEC on November 17, 2005.

In addition, the Retention Agreement contains certain provisions meant to reinforce and encourage the continued attention and dedication of Mr. Phillips, in connection with his assigned duties without distraction in the face of potentially disturbing circumstances, and without the Company’s loss of his efforts and contributions, arising from the possibility of a change in control. Upon Mr. Phillips’ termination by the Company as a result of or related to a Change in Control (as more fully described in the Retention Agreement) for any reason other than Cause, death or Disability, or Constructive Termination, he shall receive the following benefits (subject to a cut back provision, if applicable), in addition to remaining pay and benefits otherwise due to him: (i) a lump sum cash payment equal to 2.5 times Base Salary, (ii) a lump sum cash payment equal to 2.5 times Target Bonus, (iii) a pro-rata payment of his Target Bonus for the portion of the fiscal year employed prior to termination, (iv) any award under the Company’s long-term cash and equity incentive program, which by its terms vests in connection with the Change in Control, and (v) twenty-four months of medical and dental coverage, or a cash payment in lieu thereof. In no event shall the change in control benefits exceed 2.99 times the sum of Mr. Phillips’ Base Salary and Bonus. Mr. Phillips shall not receive change in control benefits in the event his employment is terminated for Cause, death or Disability. In the event Mr. Phillips is entitled to receive payments and benefits as a result of an Involuntary Termination Associated With a Change in Control within the two-year period after an actual Change in Control, he is bound by a one-year non-compete and non-solicitation agreement. In order to receive his payments and benefits, Mr. Phillips also is required to sign a release, generally releasing the Company from any claims Mr. Phillips may have against the Company, other than as they may relate to compensation and benefits. The release also requires that Mr. Phillips not seek employment with the Company or any affiliated entity for a period of two years.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table of Cash and Other Compensation

The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers in all capacities in which they served.

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Postion	Fiscal Year	Salary (1) ($)	Bonus (2) ($)	Other Annual Compensation (3) ($)	Restricted Stock Awards (4) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts (5) ($)	All Other Compensation (6) ($)
D. L. Blankenship	2005	$1,000,000	$11,475,030	$469,881	$790,397	433,333	$15,033,652	$65,759
Chairman, Chief Executive	2004	1,000,000	612,500	417,154	4,229,651	25,000	—	53,263
Officer and President	2003	1,000,000	280,000	173,365	4,345,657	50,000	—	74,565

B.F. Phillips, Jr. (7)	2005	339,596	243,000	311,614	546,880	69,627	63,082	12,279
Executive Vice President and	2004	246,837	111,230	137,344	86,900	19,627	—	5,873
Chief Administrative Officer	2003	179,504	5,000	41,788	51,131	11,545	—	8,114

J. C. Adkins	2005	274,275	120,000	379,940	86,920	19,627	78,852	9,644
Senior Vice President and	2004	267,329	90,000	202,197	86,900	19,627	—	6,766
Chief Operating Officer	2003	221,009	—	191,359	86,913	19,627	—	10,116

H. D. Short, Jr.	2005	310,500	90,000	136,729	40,906	9,236	78,852	48,748
Senior Vice President,	2004	302,637	81,230	181,568	51,116	11,545	—	40,247
Group Operations	2003	273,456	—	50,829	51,131	11,545	—	51,512

T. J. Dostart (8)	2005	207,000	110,000	82,636	30,689	6,927	189,244	6,533
Vice President, General	2004	201,758	51,010	105,520	40,905	9,236	—	4,474
Counsel and Secretary	2003	131,824	—	9,770	168,897	27,708	—	2,350

(1)	Annual amounts shown include cash compensation earned by each Named Executive Officer during the year, as well as any amounts earned in such year but deferred at the election of the Named Executive Officer.

(2)	Bonus amounts shown represent annual bonus cash compensation earned during the year. Mr. Blankenship’s 2005 bonus amount includes: $1,155,017 for incentive bonuses earned pursuant to Mr. Blankenship’s Employment Agreement and the Amendment to his Employment Agreement; $10,053,346 for the deferred incentive bonus which vested on December 30, 2005 pursuant to Mr. Blankenship’s Amendment to the Employment Agreement; and $266,667 for the retention cash award which vested on December 30, 2005 pursuant to Mr. Blankenship’s Amendment to the Employment Agreement.

(3)	The amount reported in this column includes amounts reimbursed during the fiscal year for the payment of taxes and perquisites or other personal benefits exceeding the lesser of $50,000 or 10 percent of an individual’s total annual salary plus bonus. Amounts reimbursed for the payment of taxes were as follows: for Mr. Blankenship $338,684 in 2005, $229,246 in 2004 and $89,454 in 2003; for Mr. Phillips $299,517 in 2005, $124,967 in 2004 and $34,770 in 2003; for Mr. Adkins $235,951 in 2005, $162,634 in 2004 and $88,307 in 2003; for Mr. Short $135,428 in 2005, $178,347 in 2004 and $47,842 in 2003; for Mr. Dostart $74,543 in 2005 and $65,930 in 2004. Perquisites or other benefits exceeding 25% of the amounts reported for individuals disclosed in this footnote include: for Mr. Blankenship, $21,452 in 2003 for personal use of Company cars; $25,800 in 2003 for personal use of Company housing; and $88,599 in 2005 and $115,872 in 2004 for personal use of Company aircraft; for Mr. Adkins, $129,329 in 2005, $38,499 in 2004 and $100,293 in 2003 for forgiveness of principal and interest on a loan (previously discussed under the section entitled “Certain Relationships and Related Transactions”).

(4)	The amount reported in the table includes restricted stock and shadow stock, and represents the market value of such restricted stock and shadow stock at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years ended December 31, 2003, 2004 and 2005, the Company awarded 50,956, 19,326 and 42,609 shares of restricted stock, respectively, to the Named Executive Officers as a group. With respect to all shares of restricted stock granted in fiscal years ended December 2003 and 2005, 25% of each grant will vest annually on the anniversary date of each grant. With respect to all shares of restricted stock granted in fiscal year ended 2004, 100% of each grant will vest on November 15, 2008, subject to acceleration if certain financial performance criteria are met by the end of fiscal year 2006 or 2007. As of December 31, 2005, the aggregate number and value of shares of restricted stock held by each of the above Named Executive Officers based on the closing price of $37.87 for Common Stock on December 30, 2005, consisted of the following:

Name	Shares of Restricted Stock	Value
D. L. Blankenship	40,210	$1,522,752
B. F. Phillips, Jr.	14,229	538,852
J. C. Adkins	11,992	454,137
H. D. Short, Jr.	8,473	320,872
T. J. Dostart	8,871	335,945

As of December 31, 2005, aggregate restricted stock holdings for all of the employees and directors of the Company consisted of 416,115 shares with an aggregate value of $15,758,313 based on the closing price for Common Stock on December 30, 2005, without giving effect to the diminution of value attributable to the restrictions on such stock. Holders of restricted stock are entitled to receive dividends at the same rate and time as dividends paid on an equivalent number of shares of Common Stock. Pursuant to his Employment Agreement, Mr. Blankenship was awarded 300,000 units of shadow stock on November 1, 2003, and 150,000 units on November 1, 2004. As of April 30, 2005, the remaining unvested shadow stock holdings for Mr. Blankenship vested. There were no other awards of shadow stock during 2003, 2004 or 2005.

(5)	LTIP payout amounts shown in 2005 represent LTIP cash incentive awards earned for the 2003-2005 performance cycle (paid in 2006). Mr. Blankenship’s 2005 LTIP payout amount includes: $283,867 for the 2003-2005 LTIP cash incentive award; $13,281,078 for the “Retention Stock Award” that vested on April 30, 2005 pursuant to Mr. Blankenship’s Employment Agreement; and $1,468,707 for the “Retention Cash Award” that vested on April 30, 2005 pursuant to Mr. Blankenship’s Employment Agreement, which includes amounts credited on each of October 31, 2002, 2003 and 2004 and April 30, 2005 to Mr. Blankenship’s deferred compensation account and earnings on such amounts from the dates credited.

(6)	Amounts shown for 2005 are as follows:

Name	Coal Company Salary Deferral and Profit Sharing Plan	A. T. Massey Coal Company, Inc. Executive Deferred Compensation Plan	Life Insurance Premium	Total
D. L. Blankenship	$2,830	$56,515	$6,414	$65,759
B. F. Phillips, Jr.	2,830	9,450	—	12,279
J. C. Adkins	2,830	6,814	—	9,644
H. D. Short, Jr.	2,830	8,026	37,892	48,748
T. J. Dostart	2,830	3,704	—	6,533

(7)	Mr. Phillips became Executive Vice President and Chief Administrative Officer on November 20, 2004. He previously served as Senior Vice President and Chief Financial Officer. The Company entered into that certain Retention and Change in Control Agreement with Mr. Phillips effective November 1, 2005.

(8)	Mr. Dostart joined the Company on May 5, 2003.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options and SARs made during fiscal year 2005 under the LTIP to the Named Executive Officers:

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price (per Share) (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term Value(2) ($)
Name						5%	10%
D. L. Blankenship	33,333	(3)	3.36%	$36.495	5/1/2015	765,043	1,938,768
	150,000	(4)	15.12%	36.495	5/1/2015	3,442,726	8,724,545
	50,000	(5)	5.04%	37.905	(5)	257,787	542,899
	200,000	(6)	20.16%	37.700	(6)	441,641	886,802
B.F. Phillips, Jr.	19,627	(7)	1.98%	38.995	11/14/2015	481,328	1,219,779
	50,000	(8)	5.04%	38.330	11/15/2015	1,205,277	3,054,407
J. C. Adkins	19,627	(7)	1.98%	38.995	11/14/2015	481,328	1,219,779
H. D. Short, Jr	9,236	(7)	0.93%	38.995	11/14/2015	226,501	573,999
T. J. Dostart	6,927	(7)	0.70%	38.995	11/14/2015	169,876	430,499

(1)	Options and SARs were granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Unless otherwise noted, all options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The exercise price and tax withholding obligations related to option exercises may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2)	Unless otherwise noted, these calculations assume a 10-year option term (amount of total growth given annualized rate).

(3)	These options were granted pursuant to the Amendment to Mr. Blankenship’s Employment Agreement. The options vest on November 15, 2008 subject to acceleration in the event certain financial performance criteria are met by the end of fiscal year 2006 or 2007.

(4)	These SARs were granted pursuant to the Amendment to Mr. Blankenship’s Employment Agreement and vested on December 30, 2005.

(5)	These options were granted pursuant to the Letter Agreement with Mr. Blankenship and vest in four equal annual installments on November 17, 2006, 2007, 2008 and 2009. These options must be exercised by Mr. Blankenship in the first 20 days exercise is permissible pursuant to the Company’s trading window policy and applicable securities laws following vesting, otherwise they will be automatically forfeited. The potential realizable value amounts assume expiration of the option term in the first 20 days exercise is permissible as discussed in the preceding sentence.

(6)	These options were granted pursuant to the Letter Agreement with Mr. Blankenship. These options vest on December 30, 2006 and must be exercised by Mr. Blankenship in the first 20 days exercise is permissible pursuant to the Company’s trading window policy and applicable securities laws following vesting, otherwise they will be automatically forfeited. The potential realizable value amounts assume expiration of the option term in the first 20 days exercise is permissible as discussed in the preceding sentence.

(7)	These options were granted pursuant to the Company’s 2005 LTIP. These options vest in four equal annual installments on November 17, 2006, 2007, 2008 and 2009.

(8)	These options were granted pursuant to the Retention and Change in Control Agreement with Mr. Phillips. These options vest on November 1, 2008.

Aggregate Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options and SARs during fiscal year 2005 and unexercised options and SARs held as of December 31, 2005:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year End (#)		Value of Unexercised In-the-Money Options/SARs at Year End (1) ($)
			Exercisable (2)	Unexercisable	Exercisable	Unexercisable
D. L. Blankenship	—	$—	415,943	345,833	$5,398,523	$1,293,083
B.F. Phillips, Jr.	16,148	291,230	38,332	97,335	1,022,602	371,071
J. C. Adkins	7,949	179,555	38,658	51,953	844,518	488,011
H. D. Short, Jr	58,198	1,550,469	37,504	29,439	840,713	325,866
T. J. Dostart	—	—	13,854	30,017	348,497	421,693

(1)	Market value of underlying securities at year-end, minus the exercise price. These values are based on $37.87 a share, the closing price for Common Stock on December 30, 2005.

(2)	The amount that appears as exercisable for Mr. Blankenship under the column entitled “Number of Securities Underlying Unexercised Options/SARs at Year End” includes 262,500 SARs.

Long-Term Incentive Program Awards in the Last Fiscal Year

The following table provides information concerning cash incentive awards made to the Named Executive Officers during fiscal year 2005 under the Company’s LTIP. Each award under the LTIP represents the right to receive an amount in cash if earnings targets for a specified period, as established by the Company’s Compensation Committee, are achieved. If earnings fall below the threshold amount, no award is payable. If earnings fall between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. Payments made under the LTIP, if any, are reported in the Summary Compensation Table in the year of payout, if any.

Name	Performance or Other Period Until Maturation or Payment		Estimated Future Payouts Under Non-Stock Price Based Plan
			Low Target	Middle Target	High Target
D. L. Blankenship	1/1/06 - 12/31/08		$150,000	$300,000	$600,000
	1/1/05 - 12/31/07	(1)	100,000	200,000	400,000
B.F. Phillips, Jr	1/1/06 - 12/31/08		70,834	141,667	283,334
J. C. Adkins	1/1/06 - 12/31/08		70,834	141,667	283,334
H. D. Short, Jr	1/1/06 - 12/31/08		33,334	66,667	133,334
T. J. Dostart	1/1/06 - 12/31/08		25,000	50,000	100,000

(1)	As part of the Amendment to his Employment Agreement, Mr. Blankenship was awarded a LTIP cash award for the performance period 2005-2007.

Change of Control Provisions in Certain Plans

Under the Company’s stock plans, including the Massey Energy Company 1999 Executive Performance Incentive Plan, Massey Energy Company 1997 Stock Appreciation Rights Plan, Massey Energy Company 1996 Executive Stock Plan and Massey Energy Company 1988 Executive Stock Plan, which provide for stock options, SARs, restricted stock, restricted units and cash incentive awards, restrictions on exercisability and transferability, which are premised on continued service with the Company or its subsidiaries, lapse if the holder’s employment is terminated for any reason within two years following a change of control of the Company. A change of control of the Company shall be deemed to have occurred if (i) a third person, including a “group,” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company or (ii) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. See also the discussion under the heading Change in Control Severance Agreements contained in the Compensation Report on Executive Compensation contained in this proxy statement.

Pension Plans

The following tables show the estimated annual pension benefits payable to a covered participant upon reaching normal retirement age under the Massey Energy Retirement Plan (the “MERP”), as well as a non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Code limitations. The MERP has several benefit formulas. The following aggregate amounts are payable, from both plans, annually upon retirement at age 62 or later to Mr. Blankenship, Mr. Phillips, and Mr. Short. The amounts are payable for the participants’ lifetimes and are based on a 10-Year Certain and Life Annuity. A discount of up to 5% per year is applied for retirement before age 62 based on age at date of retirement, and the pension benefits are not reduced for Social Security or other benefits received by participants. The estimated annual benefits for the foregoing participants are as follows:

Years of Service at Normal Retirement Age

Remuneration	10	15	20	25	30	35 or More
$200,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000
250,000	37,500	56,250	75,000	93,750	112,500	131,250
300,000	45,000	67,500	90,000	112,500	135,000	157,500
350,000	52,500	78,750	105,000	131,250	157,500	183,750
400,000	60,000	90,000	120,000	150,000	180,000	210,000
450,000	67,500	101,250	135,000	168,750	202,500	236,250
500,000	75,000	112,500	150,000	187,500	225,000	262,500
550,000	82,500	123,750	165,000	206,250	247,500	288,750
600,000	90,000	135,000	180,000	225,000	270,000	315,000
650,000	97,500	146,250	195,000	243,750	292,500	341,250
700,000	105,000	157,500	210,000	262,500	315,000	367,500
750,000	112,500	168,750	225,000	281,250	337,500	393,750
800,000	120,000	180,000	240,000	300,000	360,000	420,000
850,000	127,500	191,250	255,000	318,750	382,500	446,250
900,000	135,000	202,500	270,000	337,500	405,000	472,500
950,000	142,500	213,750	285,000	356,250	427,500	498,750
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000
1,050,000	157,500	236,250	315,000	393,750	472,500	551,250
1,100,000	165,000	247,500	330,000	412,500	495,000	577,500
1,150,000	172,500	258,750	345,000	431,250	517,500	603,750
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000
1,250,000	187,500	281,250	375,000	468,750	562,500	656,250
1,300,000	195,000	292,500	390,000	487,500	585,000	682,500
1,350,000	202,500	303,750	405,000	506,250	607,500	708,750
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000

A participant’s remuneration covered by the pension plans is his average annual salary and bonus, consistent with the manner in which such amounts are presented in the Summary Compensation Table, for the 60 consecutive months of employment that produce the highest average over the entire period of employment.

As of the end of 2005, combined covered compensation and credited years of service were as follows:

Name	MERP Coverage	Non-Qualified Supplemental Pension Coverage	Total Coverage	Credited Years of Service
D. L. Blankenship	$210,000	$1,148,968	$1,358,968	23
B. F. Phillips, Jr.	210,000	26,776	236,776	24
H. D. Short, Jr.	210,000	191,170	401,170	24

Mr. Adkins is covered under a different benefit formula in the MERP. The following aggregate amounts are payable from both the MERP and the non-qualified supplemental plan, annually, upon retirement at age 62 or older. The amounts are payable for Mr. Adkins’ lifetime and are based on a 10-Year Certain and Life Annuity. A discount is applied for retirement before age 62, determined by the participant’s retirement date and date benefits are to begin. The pension benefits are not reduced for Social Security or other benefits received by Mr. Adkins. The estimated annual benefits for Mr. Adkins are as follows:

	Years of Service at Normal Retirement Age
Remuneration	5	10	15	20	25	30	35 or More
$200,000	$32,867	$65,733	$98,600	$98,600	$98,600	$98,600	$98,600
250,000	41,200	82,400	123,600	123,600	123,600	123,600	123,600
300,000	49,533	99,067	148,600	148,600	148,600	148,600	148,600
350,000	57,867	115,733	173,600	173,600	173,600	173,600	173,600
400,000	66,200	132,400	198,600	198,600	198,600	198,600	198,600

Mr. Adkins’ remuneration covered by the pension plans is his average annual salary and bonus, consistent with the manner in which such amounts are presented in the Summary Compensation Table, for the 60 consecutive months of employment that produce the highest average over the entire period of employment.

As of the end of 2005, Mr. Adkins’ covered compensation under the MERP was $210,000 and his covered compensation under the non-qualified supplemental pension was $40,959, for a combined covered compensation of $250,959; he has been credited with 19 years of service.

Mr. Dostart is covered by a cash balance formula under MERP. The formula credits a participant with a set amount of contribution for each hour actually worked, in addition to a guaranteed annual interest rate credit. For 2005 and 2004, this formula credited a participant with $1.40 per hour actually worked and the credit for 2003 was $1.30 per hour actually worked. The guaranteed annual interest credit for contributions made 2004 and beyond is 4% and the guaranteed annual interest credit for contributions made for 2003 is 6.5%. Mr. Dostart actually worked 3,323 hours in 2005, 3,277 hours in 2004 and 2,549.5 hours in 2003.

As of the end of 2005, based on Mr. Dostart’s contributions and corresponding interest credits under MERP, his accrued monthly benefit was $163 at age 62. This plan is subject to five year vesting. Mr. Dostart has been credited with 3 years of service.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2005, the number of shares of Common Stock authorized for issuance under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average per share exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,485,688	$24.69	2,749,194	(1)
Equity compensation plans not approved by shareholders (2)	—	—	—

Total	2,485,688	$24.69	2,749,194

(1)	The following plans have securities available for future issuance (refer to column (c)): 1995 Stock Plan for Non-Employee Directors (64,043 shares remain available for initial grants of restricted stock to new non-employee directors); 1997 Restricted Stock Plan for Non-Employee Directors (124,128 shares remain available for annual grants of restricted stock to non-employee directors); 1996 Executive Stock Plan (1,533,742 shares remain available for grants of restricted stock and/or options to employees); and 1999 Executive Performance Incentive Plan (1,027,281 shares remain available for grants of restricted stock and/or options to employees).

(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Performance Graph

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Massey Energy Company	100.0	164.0	78.1	169.2	285.9	311.0
S&P 600 Smallcap Index	100.0	106.5	91.0	126.2	154.9	166.8
Bloomberg U.S. Coal Index	100.0	113.5	85.7	135.0	221.9	401.8

The graph above compares the performance of Common Stock with that of the S&P 600 SmallCap Index and the Bloomberg U.S. Coal Index, a published industry index. The Company is included as a composite member of the S&P 600 SmallCap Index and the Bloomberg U.S. Coal Index. The historical data provided above for both the S&P 600 SmallCap Index and the Bloomberg U.S. Coal Index comes from the Bloomberg Professional Service and is based on the current composition of each respective index.

The comparison of cumulative total return on investment (change in period-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 2000, in each of the Company, the S&P 600 SmallCap Index composite group, and the Bloomberg U.S. Coal Index composite group, with investment weighted on the basis of market capitalization.

DIRECTORS’ FEES

Eight of the nine present directors are not salaried employees of the Company or any of its subsidiaries. For the services of the non-employee directors who served during the full calendar year 2005, they each were paid an annual retainer fee of $40,000 or, in the case of the Chairman of the Audit Committee, $55,000, and the Chairs of the other Board Committees, $45,000, plus a meeting fee of $3,000 for each Audit Committee meeting attended and $2,000 for each Board or other Board Committee meeting attended. Salaried employees receive no additional cash compensation for their services as directors. Directors are permitted to defer receipt of directors’ fees until their retirement or other termination of status as a director. Deferred amounts (at the election of the director) either accrue interest at rates fixed from time to time by the Executive Committee or are valued as if having been invested in Common Stock. During 2005, three directors chose to defer all or a portion of their directors’ fees.

Under the Massey Energy Company Stock Plan for Non-Employee Directors, as amended and restated effective May 24, 2005 (the “1995 Plan”), directors who are not employees of the Company or its subsidiaries are eligible to receive, when they become directors, a one-time grant of 4,056 shares of restricted Common Stock and restricted units in an amount determined by the 1995 Plan committee which are payable in cash to assist in satisfying related income tax liabilities upon the lapse of restrictions on the restricted Common Stock. Awards are made on a date determined by the 1995 Plan committee following appointment. Restrictions lapse on 20% of the shares on March 14 following the date of the initial award. Restrictions lapse on the balance of the shares in four equal increments on each succeeding March 14.

In addition to benefits available under the 1995 Plan, directors who are not employees of the Company or any of its subsidiaries are eligible to receive grants of restricted Common Stock under the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, as amended and restated effective May 24, 2005 (the “1997 Plan”). The 1997 Plan provides for annual grants of 2,028 shares of restricted stock to each eligible director, which grants are made as of the first Board meeting in any calendar year during which such director serves as a member of the Board. Restrictions on all restricted stock granted under this plan will, as to any such restricted stock held by the director for at least six months, lapse once the applicable director has completed five years of Board service and any of the following occurs: (i) the director attains the age of Board retirement, if applicable, or obtains Board approval of early retirement, (ii) the director dies or becomes permanently and totally disabled, or (iii) a change of control occurs. The first Board meeting of calendar year 2006 took place on February 21, and each non-employee director was awarded 2,028 shares of Company stock. The value of 2,028 shares of stock was $79,386 based on the average of the high and low trading prices of Common Stock on February 21, 2006. This valuation does not take into account the diminution in value attributable to the restrictions on such stock under the 1997 Plan.

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2

The Audit Committee of the Board unanimously selected, and the Board of Directors unanimously confirmed, Ernst & Young LLP as the Company’s independent registered public accounting firm to perform the audits of the Company’s consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting for 2006. Ernst & Young LLP was the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP for the years ended December 31, 2005 and December 31, 2004, were $1,663,000 and $2,063,000, respectively. Components of the audit and non-audit fees are shown below in tabular format in the Audit Committee report.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders of the Company.

The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Board Recommendation

The Audit Committee and the Board of Directors unanimously recommend that the Company’s shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of six independent directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each of the members is financially literate and has the requisite accounting or related financial management expertise, as such terms are interpreted by the Board of Directors in its business judgment, to serve as members of the Audit Committee and that each of Mr. Grant, Mr. Moore and Dr. Seger is an “audit committee financial expert” under the rules promulgated by the SEC under the Sarbanes-Oxley Act. The charter of the Audit Committee specifies that the Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm.

The Audit Committee is responsible for the selection of the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and disclosure controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee’s meetings include, whenever it is deemed appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management. During fiscal 2005, the Audit Committee held eight regularly scheduled meetings. During 2005, the Chairman of the Audit Committee spoke at least 12 times with the independent registered public accounting firm and at least 10 times with the Company’s financial management and internal audit management.

During fiscal 2005, management represented to the Audit Committee that the Company’s quarterly and annual consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP prior to their issuance.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, the scope of the auditor’s responsibilities, significant accounting adjustments, and any disagreements with management.

Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC. The Audit Committee also reviews with management and the registered independent public accounting firm the results of that firm’s review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approval of non-audit services performed by the Company’s independent registered public accounting firm. Management is required to obtain a written description of the non-audit services to be provided and the projected cost. Management forwards this information and a request to engage the independent registered public accounting firm for non-audit services to the Committee members for approval. Approval authority has been delegated to the Chairman of the Committee or his/her designee. Prior to approval, the Chairman of the Audit Committee confirms that the requested non-audit service is not a prohibited service as set out in SEC regulations and discloses any such approvals at the next meeting of the Audit Committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2005.

Fees Billed by Ernst & Young LLP

Aggregated fees for services rendered by Ernst & Young LLP were approximately $1,663,000 for the fiscal year ended December 31, 2005 and $2,063,000 for the fiscal year ended December 31, 2004. These amounts are comprised of the following:

	Fiscal year ended December 31, 2005	Fiscal year ended December 31, 2004
Audit fees	$1,586,000	$1,971,000
Audit-related fees	64,000	77,000
Tax fees	13,000	15,000
All other fees	—	—

Total fees:	1,663,000	2,063,000

Audit fees are fees billed for professional services rendered for the audit of the annual financial statements (including professional services required by the Sarbanes-Oxley Act rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting), review of quarterly information, and services that generally only the auditor reasonably can provide. This category includes fees for assistance with and review of documents filed with the SEC and other accounting and financial reporting consultation and research work necessary to comply with PCAOB standards.

Audit-related fees are considered non-audit services and include fees paid to Ernst & Young LLP for audits of certain Company benefit plans and other consultations concerning financial accounting and reporting matters not classified as audit fees.

Tax fees are fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All other fees are fees for products or services other than those in the above three categories. Ernst & Young LLP did not provide any services other than those described above.

Independence of Ernst & Young LLP

The Audit Committee has considered whether the provision of services described above under “Audit-related Fees” and “Tax Fees” is compatible with maintaining the independence of Ernst & Young LLP. The Chairman of the Audit Committee has had discussions with Ernst & Young LLP in which he made inquiries into its operations and conflict procedures, including the independence of its auditing function.

The Audit Committee has also received the written disclosures and a letter from Ernst & Young LLP relating to the independence of that firm as required by the SEC pursuant to the Sarbanes-Oxley Act and Rule 3600T of the PCAOB, which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP that firm’s independence from the Company.

Audit Committee

March 30, 2006	John C. Baldwin	James B. Crawford	E. Gordon Gee
	William R. Grant	Dan R. Moore	Martha R. Seger

APPROVAL OF THE MASSEY ENERGY COMPANY

2006 STOCK AND INCENTIVE COMPENSATION PLAN

Proposal 3

The Company’s Compensation Committee and Governance and Nominating Committee both unanimously recommended, and the Board of Directors unanimously approved, the Massey Energy Company 2006 Stock and Incentive Compensation Plan (the “2006 Plan”), which will become effective on May 16, 2006 (the “Effective Date”), if approved by the Company’s shareholders at the Annual Meeting.

Purpose of the 2006 Plan

The purpose of the 2006 Plan is to promote the success of the Company and its subsidiaries by providing incentives to the Company’s employees (“members”), non-employee service providers and/or non-employee directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value. The 2006 Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Company’s members, non-employee service providers and/or non-employee directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. Persons receiving awards are sometimes referred to as participants below.

The 2006 Plan is meant to provide the Company with a single stock and incentive compensation plan that will effectively replace the Company’s existing equity plans, which include the Massey Energy Company 1988 Executive Stock Plan (the “1988 Plan”), the Massey Energy Company Stock Plan for Non-Employee Directors (the “1995 Plan”), the Massey Energy Company 1996 Executive Stock Plan (the “1996 Plan”), the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors (the “1997 Plan”) and the Massey Energy Company 1999 Executive Performance Incentive Plan (individually, the “1999 Plan,” and collectively, the “Existing Plans”). If the 2006 Plan is not approved, the Company would continue to make grants from multiple plans, resulting in potential confusion and administrative burden, and would need to renew or replace each of the Existing Plans individually, as various Existing Plans expire in each of 2006, 2007 and 2009.

Shares Available for Issuance under the 2006 Plan

Once the 2006 Plan becomes effective, no more grants will be made under the Existing Plans, but all awards under the Existing Plans outstanding on the Effective Date will remain valid in accordance with their terms (as the same may be modified pursuant to the Existing Plans). Approval of the 2006 Plan will result in the authorization of the issuance of 3,500,000 shares of the Company’s Common Stock (“Shares”) plus that number of Shares that (i) are represented by restricted stock or unexercised vested or unvested stock options that previously have been granted and are outstanding under the Existing Plans as of the Effective Date and (ii) expire or otherwise lapse, are terminated or forfeited, are settled in cash, or are withheld or delivered to the Company for tax purposes at any time after the Effective Date. As of March 20, 2006, there were 1,709,460 Shares available for future grants under the Existing Plans. As of March 20, 2006, there were 424,983 Shares of restricted stock outstanding and 2,427,113 stock options outstanding with a weighted average exercise term to expiration of 8.0 years and a weighted average exercise price of $24.81 per share, of which 629,712 were exercisable. As discussed above, a portion of those Shares of restricted stock and stock options may be re-granted under the 2006 Plan. On March 20, 2006, the average of the high and low trading prices on the New York Stock Exchange of a Share was $35.39.

Benefits of the 2006 Plan

The 2006 Plan will allow the Company to administer all of its equity awards under one shareholder-approved plan, rather than the Existing Plans that are currently in place. The 2006 Plan includes the following features that protect the interest of the Company’s shareholders:

•	One unified, flexible stock and incentive compensation plan;

•	Administration by a committee composed entirely of independent directors;

•	A fixed number of Shares available for grant that will not increase, without subsequent shareholder approval (other than adjustments for changes in the Company’s capital), plus shares of Common Stock returned to the Company from prior grants under the Existing Plans (if applicable);

•	Exercise prices must be at least 100% of fair market value on the date of the award;

•	Awards may not be re-priced;

•	No material amendments may be made without shareholder approval;

•	No awards may be made after May 15, 2016; and

•	No awards are automatically made to any non-employee directors.

A summary of the 2006 Plan is provided beginning on page 37.

Opposition by Third Point

In Third Point’s amended preliminary proxy statement filed with the SEC on April 12, 2006, Third Point recommends that shareholders vote AGAINST the approval of the 2006 Plan. Third Point asserts that the Company’s Existing Plans allow for the future grant of 1,709,460 Shares, which is more than adequate for the time being, pending further discussions by the Board of Directors of its efforts to enhance shareholder value.

Board of Directors’ Response

Currently there are 1,709,460 Shares available for future grants under the Existing Plans. These Shares will not be available for future grants if the 2006 Plan is approved. The 2006 Plan will allow Shares to be awarded to members, non-employee service providers and non-employee directors with the proposed number of authorized Shares being sufficient for an estimated five years, after which it is anticipated it will be necessary for the Company to request its shareholders to consider the authorization of additional shares. The Company has acknowledged the difficulty of retaining its workforce and at the direction of its Board of Directors has awarded incentive compensation in the form of Shares to its front-line supervisors at its mining operations. The Board of Directors requests that the Company’s shareholders recognize the value of this retention incentive with a vote FOR the 2006 Plan. The 2006 Plan is a timely update, structured to comply with the new deferred compensation rules contained in the American Jobs Creation Act of 2004 as codified in Section 409(A) of the Code, which the Existing Plans do not address.

Inadequate Number of Shares Currently Available for Issuance

The Company is no longer able to issue new awards to its members under the 1988 Plan or the 1996 Plan, as the time has expired under each plan for granting new awards. The 1,058,201 Shares previously available for grants to members under the 1996 Plan expired on March 2, 2006, leaving 1,709,460 Shares as the total amount currently available for grants to members and non-employee directors. Of the 1,709,460 Shares available, only 1,541,569 Shares are available to grant to members, of which only 77,147 Shares may be awarded as restricted stock pursuant to the terms of the 1999 Plan.

Awards made under the 1995 Plan and the 1997 Plan may be made only to non-employee directors. No grants may be made under either plan after March 10, 2007. The 1995 Plan has 59,987 Shares and the 1997 Plan has 107,904 Shares currently available for issuance. Further, the 1995 Plan prescribes the issuance of 4,056 Shares to newly appointed directors and the 1997 Plan prescribes the issuance of 2,028 Shares annually to each non-employee director. Consequently, the Shares available under these two plans in any one year are available in limited prescribed amounts, and only to non-employee directors.

Time is of the Essence

The Board of Directors believes that passing the 2006 Plan at the Annual Meeting is both necessary and prudent. It is the opinion of the Board of Directors that a flexible and up-to-date equity incentive plan with sufficient Shares available to adequately attract, motivate and retain its members, non-employee service providers and non-employee directors is in the best interest of the Company. The Existing Plans are quickly running out of their useful lives and available Shares. In particular, the 1999 Plan is the only equity incentive plan remaining to award grants to the Company’s members. The 2006 Plan is needed to replace the Existing Plans and to provide the Company with the type of equity incentive plan it needs in today’s marketplace to properly attract, motivate and retain members, non-employee service providers and non-employee directors.

Board of Directors’ Recommendation

The Board of Directors urges shareholders to vote FOR the 2006 Plan.

Terms of the 2006 Plan

The following brief summary of certain features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached to this proxy statement as Annex A.

Administration

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors, unless otherwise determined by the Board (the “Committee”), all of whose members are independent, as required by the NYSE. The Committee shall have all powers necessary or desirable for such administration. In addition to any other powers and, subject to the provisions of the 2006 Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the awards may be made and exercised; (ii) to determine all terms and conditions of each agreement, which need not be identical; (iii) to construe and interpret the agreements and the 2006 Plan; (iv) to establish, amend or waive rules or regulations for the 2006 Plan’s administration; (v) to accelerate the exercisability of any award, the end of a performance period or termination of any period of restriction or other restrictions imposed under the 2006 Plan; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the 2006 Plan. The Committee shall have the authority to grant awards under the 2006 Plan, from time to time, to such members, non-employee service providers and/or non-employee directors as may be selected by it.

Shares Reserved Under the 2006 Plan

Subject to adjustments for changes in capital stock, the maximum aggregate number of Shares that may be issued pursuant to all awards made under the 2006 Plan during the term of the 2006 Plan shall not exceed 3,500,000 Shares plus that number of Shares that (i) are represented by restricted stock or unexercised vested or unvested stock options that previously have been granted and are outstanding under the Existing Plans as of the Effective Date and (ii) expire or otherwise lapse, are terminated or forfeited, are settled in cash, or are withheld or delivered to the Company for tax purposes at any time after the Effective Date. Shares of Common Stock underlying expired, canceled or forfeited awards made under the 2006 Plan shall be added back into the number of Shares available for issuance under the 2006 Plan. With respect to the exercise of an option for which the exercise price is paid with previously acquired Shares, the number of Shares available for future awards under the 2006 Plan shall be reduced only by the net number of new Shares issued upon the exercise of the option. In addition, if Shares have been delivered or exchanged by, or withheld from, a participant as full or partial payment to the Company for payment of withholding taxes, or if the number of Shares otherwise deliverable by the Company to the participant has been reduced for payment of withholding taxes, the number of Shares exchanged by or withheld from the participant as payment in connection with the withholding of taxes or so reduced by the Company shall again be available for the grant of an award under the 2006 Plan.

Eligibility

Persons eligible to participate in the 2006 Plan are (i) members, (ii) non-employee service providers and (iii) non-employee directors of the Company and its 50% or more owned subsidiaries (whether now existing or hereafter acquired). Multiple grants of awards under the 2006 Plan may be made in any calendar year to one or more participants, subject to the limits stated below. The Company is not able to determine the number of eligible participants that the Committee will select to participate in the 2006 Plan or the type or size of awards that the Committee will approve. The Company also cannot determine the number of eligible participants that the Committee would have selected to participate in the 2006 Plan, or the type or size of awards that the Committee would have approved, had the 2006 Plan been in effect for the last fiscal year.

Types of Awards

The 2006 Plan is a flexible plan that provides the Committee broad discretion to fashion the terms of awards to provide participants with such stock-based and performance-related incentives as the Committee deems appropriate. The 2006 Plan permits the issuance of awards in a variety of forms, including (i) options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted units, (v) unrestricted stock and (vi) incentive awards. The 2006 Plan also provides that each of the foregoing awards can be made contingent on satisfaction or achievement of a performance goal.

Options

The Committee, at any time and from time to time, may grant options under the 2006 Plan (with one option representing one Share) to the Company’s members, non-employee service providers and non-employee directors in such amounts as it shall determine; provided, however, that (i) non-employee service providers and non-employee directors may not be granted incentive stock options (“ISOs”), (ii) no participant may be granted options in any calendar year for more than 400,000 Shares, provided that only for purposes of qualifying for the performance-based compensation exception under Section 162(m) of the Code, options which are awarded and then canceled continue to count against this limit, and (iii) the aggregate fair market value (determined at the time the award is made) of Shares with respect to which any participant may first exercise ISOs granted under the 2006 Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

Each option grant shall be evidenced by an agreement that shall specify the type of option granted, the option price, the duration of the option, the number of Shares to which the option pertains, any conditions imposed upon the exercisability of options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The agreement shall specify whether the option is intended to be an ISO within the meaning of Section 422 of the Code, or a non-qualified stock option (“NQSO”) not intended to be an ISO within the meaning of Section 422 of the Code; provided, however, that if an option is intended to be an ISO but fails to be such for any reason, it shall continue in full force and effect as a NQSO. If an option is intended to vest based on performance, the terms and conditions thereof, including the performance goal and performance period, shall be set forth in an agreement or in a subplan of the 2006 Plan that is incorporated by reference into an agreement and the requirements to satisfy or achieve the performance goal as so provided therein shall be considered to be restrictions under the 2006 Plan.

The option price of an option shall be determined by the Committee subject to the following limitations. The option price shall not be less than 100% of the fair market value of such stock on the grant date. In addition, an ISO granted to a member who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an option price that is at least equal to 110% of the fair market value of such stock on the grant date.

Each option shall expire at such time as the Committee shall determine; provided, however, that no option shall be exercisable after the expiration of ten years from its grant date. In addition, an ISO granted to a member who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be exercisable after the expiration of five years from its grant date.

Subject to the Committee’s determination, the exercise price of any option may be paid in cash, by delivery of Shares (which may be restricted stock or unrestricted stock) valued at fair market value at the time of exercise, through an approved “cashless exercise,” or by a combination of these methods.

Stock Appreciation Rights

Subject to the terms and conditions of the 2006 Plan, the Committee, at any time and from time to time, may grant stock appreciation rights (“SARs”) under the 2006 Plan to members and non-employee service providers in such amounts as it shall determine; provided, however, that no participant may be granted more than 400,000 SARs in any calendar year.

Each SAR grant shall be evidenced by an agreement that shall specify the base value, the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. SARs granted under the 2006 Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all participants consistent with the 2006 Plan. If a SAR grant is intended to vest based on performance, the performance goal and performance period shall be set forth in an agreement or in a subplan of the 2006 Plan that is incorporated by reference into an agreement and the requirements to satisfy or achieve the performance goal as so provided therein shall be considered to be restrictions under the 2006 Plan.

In no event shall the term of any SAR granted under the 2006 Plan exceed ten years from the grant date. A SAR may be exercised only when the fair market value of a Share exceeds the base value.

Upon exercise, the holder of a SAR is entitled to receive, without any payment to the Company (other than applicable taxes), cash or Shares (which may be restricted stock or unrestricted stock) or a combination thereof equivalent in value to (i) an amount equal to the excess of the fair market value on the exercise date of the Shares represented by the SAR over (ii) the fair market value per Share on the grant date or any amount greater than the fair market value stated as the “base value” in the agreement. Payment may be made upon exercise, if provided for in the agreement, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the participant receives may be adjusted for deemed interest or earnings on such basis as the Committee may provide.

Restricted Stock

Subject to the terms and conditions of the 2006 Plan, the Committee, at any time and from time to time, may grant Shares of restricted stock under the 2006 Plan to such of the Company’s members, non-employee service providers and non-employee directors and in such amounts as the Committee shall determine; provided, however, that no participant may be granted more than 200,000 Shares of restricted stock in any calendar year. Participants receiving restricted stock awards are not required to pay the Company therefor (except for applicable tax withholding when due) other than the rendering of services. Unless otherwise provided by the Committee, holders of restricted stock will have voting and dividend rights with respect to the restricted shares with dividends paid in cash or property other than Shares paid currently to the participant and with dividends paid in Shares accumulated and subject to the restricted stock’s vesting rules. If approved by the Committee, payment of dividends otherwise payable currently to a participant may be deferred on an elective or non-elective basis.

Each restricted stock award shall be evidenced by an agreement that shall specify the period of restriction, the number of Shares of restricted stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an award of restricted stock is intended to be a performance-based compensation award, the terms and conditions of such award, including the performance goal and performance period, shall be set forth in an agreement or in a subplan of the 2006 Plan that is incorporated by reference into an agreement and the requirements to satisfy or achieve the performance goal as so provided therein shall be considered to be restrictions under the 2006 Plan. Unless otherwise determined by the Committee, custody of Shares of restricted stock maintained in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.

Restricted Units

Subject to the terms and conditions of the 2006 Plan, the Committee, at any time and from time to time, may grant restricted units under the 2006 Plan (with one restricted unit representing one Share) to such of the Company’s members, non-employee service providers and non-employee directors and in such amounts as the Committee shall determine; provided, however, that no participant may be granted more than 200,000 restricted units in any calendar year. Participants receiving restricted unit awards are not required to pay the Company therefor (except for applicable tax withholding when due) other than the rendering of services. Holders of restricted units will have no right to vote the Shares represented by the units. Unless otherwise provided by the Committee, holders of restricted units have no dividend rights with respect to Shares represented by the units except that dividends payable in Shares will be deemed converted to additional restricted units and will be subject to the underlying restricted units’ vesting rules.

Each restricted unit award shall be evidenced by an agreement that shall specify the period of restriction, the number of restricted units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an award of restricted units is intended to be a performance-based compensation award, the terms and conditions of such award, including the performance goal and performance period, shall be set forth in an agreement or in a subplan of the 2006 Plan that is incorporated by reference into an agreement, and the requirements to satisfy or achieve the performance goal as so provided therein shall be considered to be restrictions under the 2006 Plan.

Payment for vested restricted units may be made when the restrictions lapse, if provided for in the agreement, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the participant receives may be adjusted for deemed interest or earnings on such basis as the Committee may provide.

Unrestricted Stock

Subject to the terms and provisions of the 2006 Plan, the Committee, at any time and from time to time, may grant unrestricted stock awards under the 2006 Plan to one or more of the Company’s members and non-employee service providers in such amount or amounts as the Committee shall determine; provided, however, that no participant may be granted unrestricted stock awards in any calendar year for more than 200,000 Shares. Participants receiving unrestricted stock awards are not required to pay the Company therefor (except for applicable tax withholding when due). Payment of an unrestricted stock award shall be effected as soon as practicable after the grant date.

Incentive Awards

Subject to the terms and conditions of the 2006 Plan, incentive awards may be granted to the Company’s members and non-employee service providers at any time and from time to time as shall be determined by the Committee. Each incentive award will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. Each incentive award shall be evidenced by an agreement that shall contain provisions regarding (i) the target, minimum and maximum amounts payable to the participant as an incentive award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the incentive award prior to actual payment, (vi) forfeiture provisions, (vii) immediate vesting provisions, and (viii) such further terms and conditions, in each case not inconsistent with the 2006 Plan as may be determined from time to time by the Committee. In establishing the provisions of incentive awards, the Committee may refer to categories of such awards as parts of a subplan or a “Program” under the 2006 Plan, which names will not affect the applicability of the 2006 Plan. The maximum amount payable as an incentive award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive award granted under the 2006 Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

The Committee shall establish the performance criteria and level of achievement versus the criteria that shall determine the target, minimum and maximum amounts payable under an incentive award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target incentive award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an incentive award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more performance goals selected by the Committee and specified at the time required under Section 162(m) of the Code.

The Committee shall determine the timing of payment of any incentive award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify in the agreement and subject to the requirements of Section 409A of the Code, may permit a participant to elect for the payment of any incentive award to be deferred to a specified date or dates or to an event. Payment of the amount to which a participant shall be entitled upon the settlement of an incentive award shall be made in cash, Shares, property or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as determined or permitted by the Committee in the agreement. Payment may be made (i) in Shares (which may be restricted stock or unrestricted stock), valued at the fair market value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Committee, either at the time of the award or, unless otherwise provided in the applicable agreement, thereafter, and as provided in the agreement.

Performance Awards and Section 162(m)

The Committee is authorized to condition any type of award on one or more performance measures or goals set by the Committee in its discretion for each performance award. For purposes of the 2006 Plan, a performance goal may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually, or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the applicable agreement: (i) cash flow, (ii) earnings (including gross margin, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share (basic or diluted), (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) produced tons, (xiii) delivered tons, (xiv) reserve acquisitions, (xv) income or net income, (xvi) operating income or net operating income, (xvii) operating profit or net operating profit, (xviii) operating margin, (xix) return on operating revenue, (xx) market share, (xxi) contract awards or backlog, (xxii) overhead or other expense reduction, (xxiii) growth in stockholder value relative to the one- or two-year moving average of the S&P 600 Smallcap Index, Bloomberg U.S. Coal Index, or other index of which the Company is a part, (xxiv) credit rating, (xxv) strategic plan development and implementation, (xxvi) succession plan development and implementation, (xxvii) retention of executive talent, (xxviii) improvement in workforce diversity, (xxix) improvement in safety records, (xxx) capital resource management plan development and implementation, (xxxi) improved internal financial controls plan development and implementation, (xxxii) corporate tax savings, (xxxiii) corporate cost of capital reduction, (xxxiv) investor relations program development and implementation, (xxxv) corporate relations program development and implementation, (xxxvi) public policy accomplishments, (xxxvii) executive performance plan development and implementation, and (xxxviii) tax provision rate for financial statement purposes.

The Committee, in its sole discretion, may adjust any evaluation of performance under a performance goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Each of the performance goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

Under Section 162(m) of the Code, compensation paid to the Chief Executive Officer and any other executive officer reported in the Summary Compensation Table in a tax year is not deductible if it exceeds $1,000,000 unless it is “performance-based” compensation. Options and SARs are deemed to be performance-based compensation if the exercise price or base value of the Shares to which the award relates is at least equal to fair market value of those Shares on the date of the award and if the maximum number of Shares available for awards is disclosed to and approved by shareholders. Other awards may be performance-based compensation if based on achievement of objective performance goals set by a Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, must be disclosed to and approved by shareholders before payment. The Committee must certify that the applicable performance goals and any other material terms are in fact satisfied.

Change in Control

In the event of a change in control of the Company, the Committee, as constituted before such change in control, in its sole discretion may, as to any outstanding award, either at the time the award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such award by the Company, with or without a participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the 2006 Plan, the Committee may modify, extend or renew outstanding awards and may modify the terms of an outstanding agreement; provided that the exercise price of any award may not be lowered (other than pursuant to adjustments for changes in the Company’s capital). In addition, the Committee may accept the surrender of outstanding awards granted under the 2006 Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new awards pursuant to the 2006 Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price or base value than the surrendered awards or awards and are not of a different type (with options and SARs being one type and thus not eligible to be exchanged for any award other than options or SARs), and otherwise the new awards may specify a longer term than the surrendered awards, may provide for more rapid vesting and exercisability than the surrendered awards, and may contain any other provisions that are authorized by the 2006 Plan. Notwithstanding the foregoing, however, no modification of an award, shall, without the consent of the participant, adversely affect the rights or obligations of the participant.

Amendment, Modification and Termination of the 2006 Plan

At any time and from time to time, the Board may terminate, amend, or modify the 2006 Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations. However, no termination, amendment or modification of the 2006 Plan shall in any manner adversely affect any award theretofore granted under the 2006 Plan, without the written consent of the participant.

Non-transferability

Except for authorized family transfers, no award granted under the 2006 Plan, nor any interest in such award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an award.

Duration

The 2006 Plan shall remain in effect, subject to the right of the Board of Directors to terminate the 2006 Plan at any time, until May 15, 2016, at which time the 2006 Plan shall terminate except with respect to awards made prior to and outstanding on that date which shall remain valid in accordance with their terms.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences relating to awards under the 2006 Plan based upon the federal income tax laws in effect on the date hereof (other than the compensation deduction limit under Section 162(m) of the Code which is described above under the subsection entitled “Performance Awards and Section 162(m)” of the section “Types of Awards.” This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences. Where Shares are received as restricted stock in settlement of an option, a SAR, a restricted unit or an incentive award, the timing and amount of taxation to the participant, as well as the timing and amount of the Company’s income tax deduction, are determined as described below in connection with restricted stock.

ISOs. A participant who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the participant is disabled, after ceasing to be a member of the Company), nor will the Company be entitled to a deduction for federal income tax purposes at such times. However, the excess of the exercise price over the fair market value of Shares on the date of exercise is a tax preference item for purposes of determining a participant’s alternative minimum tax. If an ISO is exercised more than three months, or one year if the participant is disabled, after ceasing to be a member of the Company, the option will be treated as a NQSO for federal income tax purposes.

A disposition of the Shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the Shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the participant to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the exercise price over the fair market value of Shares on the date of exercise (or, if less, the excess of the amount realized on the disposition over the exercise price), and the Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A participant’s basis in the Shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.

NQSOs. A NQSO award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises a NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time.

Use of Shares to Exercise Options. If a participant pays all or part of the exercise price for an ISO or NQSO in Shares that the participant already owns, the participant will not realize gain or loss on those surrendered Shares, but will be taxed according to the rules described above. The Shares acquired upon exercise that are equal in number to the Shares surrendered will have a basis equal to the basis of the Shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of those Shares will include the holding period of the Shares surrendered. The basis of additional Shares received upon exercise of an NQSO will be equal to the market value of those Shares on the exercise date, and the holding period will begin on the exercise date. The basis of additional Shares received upon exercise of an ISO will be zero, and the holding period will begin on the exercise date. If the participant sells any of the Shares received upon exercise of an ISO within two years of the ISO grant date or within one year after exercise, the Shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and that disposition will be a disqualifying disposition giving rise to ordinary compensation income as discussed above.

SARs. A SAR award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises a SAR will realize ordinary compensation income in an amount equal to the amount of cash and the fair market value of any Shares received. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. If the participant receives Shares upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Restricted Stock. A restricted stock award generally results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant receiving restricted stock generally will recognize ordinary compensation income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the Shares of restricted stock (determined without regard to the restrictions) over the purchase price (if any) of the restricted stock. Thereafter, if the Shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited Shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of Shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is short or long-term begins when the restriction period expires, and the tax basis for such Shares will generally be based on the fair market value of such Shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of Shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company, when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant and will not be deductible by the Company.

Restricted Units. A participant will not realize income in connection with the grant of a restricted unit or the credit of any dividend equivalents to his or her account. When Shares and/or cash is delivered to the participant, the participant will generally be required to include as ordinary compensation income in the year of receipt, an amount equal to the amount of cash and the fair market value of any Shares received. The Company will be entitled to a deduction at that time and in the amount included in the participant’s income by reason of the receipt. For each Share received in respect of a restricted unit, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Unrestricted Stock. A participant receiving an unrestricted stock award is required to include the fair market value of the Shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the Shares received. The Company is entitled to a deduction in the corresponding amount at that time. For each Share received, the taxation of the post-receipt appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Incentive Awards. A participant receiving an incentive award is required to include the cash and/or Shares received as ordinary compensation income upon receipt in an amount equal to the cash and/or the fair market value of Shares received. The Company is entitled to a deduction in the corresponding amount at that time. For each Share received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Other Federal Income Tax Aspects. On October 22, 2004, the American Jobs Creation Act of 2004 was enacted and included a new tax provision (Section 409A of the Code) affecting “nonqualified deferred compensation.” Any such compensation must, among other things, meet election timing and payment timing requirements. Failure to meet these requirements causes the nonqualified deferred compensation to be taxed when vested, to be subject to an additional 20% federal income tax and to be subject to interest on federal underpayments from the year the compensation vests. Under current IRS guidance certain awards under the 2006 Plan are excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which Shares are issued, SARs under which Shares are issued, restricted stock, restricted units which are paid at or shortly after vesting, unrestricted stock awards and incentive awards that are paid at or shortly after vesting. Other awards under the 2006 Plan may be treated as nonqualified deferred compensation to which Section 409A applies; and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing and other requirements of Section 409A.

Board Recommendation

The Board of Directors unanimously recommends that the Company’s shareholders vote FOR the approval of the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

APPROVAL OF AMENDMENTS TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BYLAWS

Proposal 4

At the Annual Meeting, the shareholders of the Company will be asked to vote on a proposal to approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to lower the requirement for amendment of the Company’s Restated Bylaws by shareholders from 80% to 67% of the total voting power of all outstanding shares of voting stock of the Company.

Background

The Company’s Restated Certificate of Incorporation and Restated Bylaws, both available on the Company’s website at www.masseyenergyco.com, currently provide that the Company’s Restated Bylaws shall not be rescinded, altered, amended or repealed by the shareholders of the Company without the vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Company. In accordance with one of the terms of the Stipulation of Settlement made and entered into by and among Philip R. Arlia, on behalf of the Company, Don L. Blankenship, et al., and the Company, dated as of September 14, 2005 (the “Stipulation Agreement”), the Company agreed to recommend in this year’s proxy statement that the requirement for amendment of the Restated Bylaws by shareholders be lowered from 80% to 67% of total voting power of all outstanding shares. A copy of the Stipulation Agreement is being filed with the SEC as an exhibit to this proxy statement. Approval of this change will require the affirmative vote of 80% of the total voting power of all outstanding shares, as mandated by Articles Sixth, Sixteenth and Seventeenth of the Company’s Restated Certificate of Incorporation and Section 7.04 of the Company’s Restated Bylaws.

If the Proposal is Approved

If the record holders of 80% or more of the total voting power of all outstanding shares of voting stock of the Company vote in favor of this proposal, the Restated Certificate of Incorporation and Restated Bylaws will be amended as described below.

Restated Certificate of Incorporation

Article Sixth shall be revised to read as follows: “Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of holders of not less than 67% of the total voting power of all outstanding shares of voting stock of the Corporation.”

Restated Bylaws

Section 7.04 shall be revised to read as follows: “The Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the vote of the holders of not less than 67% of the total voting power of all outstanding shares of voting stock of the Corporation, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.”

If the Proposal is Not Approved

If less than 80% of the total voting power of all the outstanding shares of voting stock of the Company votes in favor of this proposal, then no changes will be made to Article Sixth of the Restated Certificate of Incorporation or to Section 7.04 of the Restated Bylaws. At least eighty percent of the total voting power of all outstanding shares of voting stock of the Company will still be required to amend the Company’s bylaws. There is no adverse consequence to the Company pursuant to the Stipulation Agreement, if the proposal is not approved.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to lower the requirement for amendment of the Company’s Restated Bylaws by shareholders from 80% to 67% of the total voting power of all outstanding shares of voting stock of the Company.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement (the date specified in the Company’s Restated Bylaws for advance notice of proposals by stockholders has passed). If any other matters properly come before the Annual Meeting, the persons named in the accompanying BLUE proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion.

SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the Company’s 2007 annual meeting of shareholders for inclusion in the Company’s 2007 proxy statement and form of proxy/voting instruction card for that meeting pursuant to Rule 14a-8, under the Exchange Act, must be received by the Company no later than December 20, 2006.

The Company’s Restated Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Corporate Secretary of the Company at the Company’s principal executive offices at P.O. Box 26765, Richmond, Virginia 23261. Such notice must be delivered to or mailed and received not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, in the event that less than 40 days’ notice or prior public disclosure is given to shareholders of the date of the meeting, such notice must be received not later than 10 days after the date on which notice or public disclosure of the meeting date is given. The Company anticipates holding the 2007 annual meeting of shareholders on May 22, 2007.

The shareholder’s notice must include,

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice:

•	the name and address of such shareholder, as they appear on the Company’s books; and

•	the class and number of shares of capital stock of the Company that are owned beneficially by such shareholder.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. The shareholder’s notice must contain as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder; and

•	as to the shareholder giving the notice, the information described above with respect to the shareholder proposing such business.

The requirements found in the Company’s Restated Bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet in order to have a proposal included in the Company’s proxy statement.

CERTAIN MATTERS RELATING TO

PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

The Company’s proxy statement and annual report are available on the Company’s Internet site at www.masseyenergyco.com, Investor Relations, SEC Filings. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail by checking the appropriate box and providing your e-mail address on your proxy card. Providing these documents over the Internet will reduce the Company’s printing and postage costs and the number of paper documents shareholders would otherwise receive. The Company will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying the Company otherwise at Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Corporate Secretary. Shareholders of record can choose this option for future proxy material deliveries by marking the appropriate space on the proxy card included with this proxy statement and shareholders of record voting electronically through the Internet or by telephone can choose the option by following the instructions provided on the BLUE proxy card, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if such institution provides this option.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the proxy statement or annual report by writing the Company at Investor Relations, Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261 or by telephoning 1-866-814-6512. Beneficial owners with the same address who receive more than one proxy statement and annual report may request delivery of a single proxy statement and annual report by contacting the Company’s Investor Relations department as described above.

PROXY SOLICITATION AND EXPENSES

The expense of the solicitation will be paid by the Company. The Company, its directors, nominees and certain of its officers referred to in Annex B, which is attached to this proxy statement, may solicit proxies personally and by telephone, facsimile, courier service, mail, email, Internet, press release or advertisement (including on television, radio, newspapers or other publications of general distribution). These individuals will receive no additional compensation for their services. The Altman Group has been engaged to assist in the solicitation for which the Company expects to pay Altman a fee of $6,500 for its standard services and will reimburse Altman for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Altman against any losses arising out of that firm’s proxy soliciting services on behalf of the Company. Additional fees paid to Altman to contest the election of directors may approximate $150,000. Total expenditures for the proxy solicitation are expected to be approximately $200,000, and the Company’s total expenditures to date are approximately $15,000.

AVAILABILITY OF RESTATED CERTIFICATE OF INCORPORATION, RESTATED BYLAWS,

CORPORATE GOVERNANCE GUIDELINES, CODES OF ETHICS, COMMITTEE CHARTERS,

SEC FILINGS AND OTHER MATERIALS

Copies of the Company’s Restated Certificate of Incorporation, Restated Bylaws, Corporate Governance Guidelines, Ethics Commitment Agreement, Code of Ethics for Senior Financial Officers, Code of Business Conduct and Ethics for Directors, the charters of the Audit, Compensation, Executive, Governance and Nominating, and Safety, Environmental and Public Policy Committees, the Company’s filings with the SEC, and other materials are posted on and may be obtained through the Company’s website, www.masseyenergyco.com, Investor Relations, Corporate Governance, or may be requested, at no cost, by telephone at 1-866-814-6512 or by mail at: Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

April 19, 2006 Richmond, Virginia	THOMAS J. DOSTART Vice President, General Counsel and Secretary

ANNEX A

MASSEY ENERGY COMPANY

2006 STOCK AND INCENTIVE COMPENSATION PLAN

Effective as of May 16, 2006

ARTICLE I

Establishment, Purpose and Duration

1.1 Establishment of the Plan. Massey Energy Company (hereinafter referred to as the “Company”), a Delaware corporation, hereby establishes a stock and incentive compensation plan to be known as the “2006 Stock and Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits, subject to the limitations herein, the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Unrestricted Stock, and/or Incentive Awards to Members and Non-Employee Service Providers and Non-Qualified Stock Options, Restricted Stock and Restricted Units to Non-Employee Directors.

The Plan was adopted by the Board of Directors of the Company on February 21, 2006, to become effective (the “Effective Date”) as of May 16, 2006 once approved by the Company’s shareholders at the May 16, 2006 annual meeting in accordance with applicable laws and applicable rules of the New York Stock Exchange. Awards may not be granted under the Plan prior to shareholder approval of the Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Members, Non-Employee Service Providers and/or Non-Employee Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Members, Non-Employee Service Providers and/or Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIV herein, until May 15, 2016, at which time the Plan shall terminate except with respect to Awards made prior to and outstanding on that date which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company or member of the Committee and by the Participant.

(b) “Award” or “Grant” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Unrestricted Stock and/or Incentive Awards.

(c) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” means, unless the Committee or the Board shall provide otherwise, an occurrence of any of the following events (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company, (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (c) such other events as the Committee or the Board from time to time may specify. “Change in Control Transaction” means, unless the Committee or the Board shall provide otherwise, any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a Change in Control.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee or committees of the Board appointed to administer the Plan pursuant to Article III herein. With respect to Awards granted pursuant to the Plan to Members and Non-Employee Service Providers, all of the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee with respect to Awards to Members, Non-Employee Service Providers, and Non-Employee Directors.

(h) “Company” means Massey Energy Company, a Delaware corporation, or any successor thereto as provided in Article XVI herein.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” of a Share for purposes of this Plan means as of any date, the average of the highest price and the lowest price per share at which the Shares are sold in the regular way on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(k) “Incentive Award” means an Award, designated as an Incentive Award, which is a bonus opportunity awarded under Article XI herein pursuant to which a Participant may become entitled to receive an amount (which may be payable in cash, Shares or other property) based on satisfaction of such performance criteria as are specified in the Agreement evidencing the Award.

(l) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and meets the requirements of Section 422 of the Code.

(m) “Member” means a current or prospective member employed as a common law employee of the Company or any Subsidiary (including any corporation, partnership, limited liability company or joint venture which becomes a Subsidiary after the adoption of the Plan by the Board).

(n) “Non-Employee Director” means a director of the Company or any Subsidiary who is not a common law employee of the Company or any Subsidiary (including any corporation, partnership, limited liability company or joint venture which becomes a Subsidiary after the adoption of the Plan by the Board).

(o) “Non-Employee Service Provider” means a consultant, advisor or other independent contractor providing services to the Company or any Subsidiary (including any corporation, partnership, limited liability company or joint venture which becomes a Subsidiary after the adoption of the Plan by the Board).

(p) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Option Price” means the exercise price per share of Stock covered by an Option.

(s) “Participant” means a Member, a Non-Employee Service Provider or a Non-Employee Director who has been granted an Award or Grant under the Plan and whose Award or Grant remains outstanding.

(t) “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of a Performance Goal applicable thereto. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.

(u) “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award to which a Participant is entitled to exercise, receive or retain. For purposes of this Plan, a Performance Goal may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, (ii) earnings (including gross margin, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings), (iii) earnings per share (basic or diluted), (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) produced tons, (xiii) delivered tons, (xiv) reserve acquisitions, (xv) income or net income, (xvi) operating income or net operating income, (xvii) operating profit or net operating profit, (xviii) operating margin, (xix) return on operating revenue, (xx) market share, (xxi) contract awards or backlog, (xxii) overhead or other expense reduction, (xxiii) growth in stockholder value relative to the one- or two-year moving average of the S&P 600 Smallcap Index, Bloomberg U.S. Coal Index, or other index of which the Company is a part, (xxiv) credit rating, (xxv) strategic plan development and implementation, (xxvi) succession plan development and implementation, (xxvii) retention of executive talent, (xxviii) improvement in workforce diversity, (xxix) improvement in safety records, (xxx) capital resource management plan development and implementation, (xxxi) improved internal financial controls plan development and implementation, (xxxii) corporate tax savings, (xxxiii) corporate cost of capital reduction, (xxxiv) investor relations program development and implementation, (xxxv) corporate relations program development and implementation, (xxxvi) public policy accomplishments, (xxxvii) executive performance plan development and implementation, and (xxxviii) tax provision rate for financial statement purposes.

The Committee, in its sole discretion, may adjust any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. A Performance Goal may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Stock).

(v) “Performance Period” means the time period during which the Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee.

(w) “Period of Restriction” means the period during which Restricted Stock or Restricted Units are restricted as provided in the Plan.

(x) “Plan” means the Massey Energy Company 2006 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(y) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 6.7 or 7.6 or Article VIII herein which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.

(z) “Restricted Unit” means an Award, designated as a Restricted Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Unit is sometimes referred to as a “Restricted Unit” or a “restricted stock unit.” Restricted Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

(aa) “Stock” or “Shares” means the common stock of the Company.

(bb) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

(cc) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

(dd) “Unrestricted Stock Award” means an award of Stock granted to a Participant pursuant to Article X herein.

ARTICLE III

Administration

3.1 Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and conditions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction or other restrictions imposed under the Plan; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting, 24 hours notice having been given or waived, at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by all of the Committee without a meeting, shall be deemed the action of the Committee.

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under the Plan on behalf of the Committee or the Company.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Members, Non-Employee Service Providers and/or Non-Employee Directors as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4 Requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended (or any successor or similar rule).

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of Rule 16b-3 of the Exchange Act; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares Authorized for Issuance during Term of the Plan. Subject to adjustment as provided in Section 4.4 herein and to the next paragraph of this Section, the maximum aggregate number (the “Maximum Aggregate Number”) of Shares that may be issued pursuant to Awards made under the Plan during the term of the Plan stated in Section 1.3 shall not exceed the sum of (i) 3,500,000 and (ii) that number of Shares that (A) are represented by restricted stock or unexercised vested or unvested stock options which previously have been granted and are outstanding under the Massey Energy Company 1988 Executive Stock Plan, the Massey Energy Company Stock Plan for Non-Employee Directors, the Massey Energy Company 1996 Executive Stock Plan, the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, and the Massey Energy Company 1999 Executive Performance Incentive Plan as of the Effective Date and (B) expire or otherwise lapse, are terminated or forfeited, are settled in cash, or are withheld or delivered to the Company for tax purposes at any time after the Effective Date. No awards shall be granted under the Massey Energy Company 1988 Executive Stock Plan, Massey Energy Company Stock Plan for Non-Employee Directors, Massey Energy Company 1996 Executive Stock Plan, Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, and the Massey Energy Company 1999 Executive Performance Incentive Plan on or after the Effective Date.

Except as provided in Sections 4.2 and 4.3 herein, only Shares actually issued in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan. Awards settled in cash shall not count against the Maximum Aggregate Number.

Stock that may be issued under the Plan may either be Shares reacquired by the Company, including Shares purchased in the open market, authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. Such Shares, however, shall count against the Maximum Aggregate Number, except as provided in the foregoing paragraph.

The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Stock, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

4.2 Lapsed Awards or Forfeited Shares. If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 Shares Used as Payment of Exercise Price or for Taxes. In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option. In addition, in determining the number of shares of Stock available for Awards, if Stock has been delivered or exchanged by, or withheld from, a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of shares of Stock otherwise deliverable by the Company has been reduced for payment of withholding taxes, the number of shares of Stock exchanged by or withheld from a Participant as payment in connection with the withholding tax or so reduced by the Company shall again be available for the grant of an Award under the Plan.

4.4 Capital Adjustments. If the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (i) the number and class of Shares subject to, or cash or other property that may be acquired pursuant to, each outstanding Award, the Option Price and the annual limits on and aggregate number of Shares for which Awards thereafter may be made; provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to be excepted from treatment as nonqualified deferred compensation under Section 409A of the Code, qualify as an ISO under Section 422 of the Code or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under the Plan. No fractional interests will be issued under the Plan resulting from any such adjustments.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan are (i) Members, (ii) Non-Employee Service Providers and (iii) Non-Employee Directors. Multiple grants of Awards under the Plan may be made in any calendar year to one or more Participants.

ARTICLE VI

Stock Options

6.1 Grant of Options. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Options under the Plan (with one Option representing one Share) to Members, Non-Employee Service Providers and Non-Employee Directors in such amounts as it shall determine; provided, however, that (i) Non-Employee Service Providers and Non-Employee Directors may only be granted Non-Qualified Stock Options, (ii) no Participant may be granted Options in any calendar year for more than 400,000 Shares, provided that only for purposes of qualifying for the performance-based compensation exception under Section 162(m) of the Code, Options which are awarded and then cancelled and Options for which the exercise price is lowered both continue to count against this limit, and (iii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code; provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option. If an Option is intended to be a Performance-Based Compensation Award, the terms and conditions thereof, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

6.3 Option Price. The Option Price of an Option shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, an ISO granted to a Member who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of such Stock on the Grant Date.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Member who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be exercisable after the expiration of five years from its Grant Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, or by a combination of the foregoing, except as otherwise provided below.

To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker, selected or approved by the Committee, instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of the New York Stock Exchange or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to an Option, Stock delivered on exercise of the Option may be designated as Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor or otherwise in the event the Participant does not complete a specified service period after exercise.

ARTICLE VII

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to Members and Non-Employee Service Providers in such amounts as it shall determine; provided, however, that no Participant may be granted more than 400,000 SARs in any calendar year; and provided, further, that only for purposes of qualifying for the performance-based compensation exception under Section 162(m) of the Code, SARs for which the Base Value provided in Section 7.5 against which the stock appreciation is determined is lowered continue to count against this limit.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the Base Value (as defined in Section 7.5), the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants consistent with the Plan. If a SAR Grant is intended to be a Performance-Based Compensation Award, the Performance Goal and Performance Period shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

7.3 Exercise of SARs. SARs may be exercised with respect to all or part of the Shares upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs. SARs shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.4 Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Base Value (as defined in Section 7.5).

7.5 Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of SARs, the Participant is entitled to receive, without any payment to the Company (other than applicable tax withholding when due), an amount equal (the “SAR Value”) to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the “Base Value” of the SAR designated in the Agreement (which “Base Value” shall be the Fair Market Value per Share on the Award Date or any amount greater than such Fair Market Value stated as the Base Value in the Agreement). The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”). The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A of the Code, as well as SARs which are not deferred compensation covered by Section 409A of the Code.

Payment of the SAR Value or adjusted SAR Value to the Participant shall be made (i) in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

7.6 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of the New York Stock Exchange or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to a SAR, Stock delivered on exercise of the SAR may be designated as Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Base Value (as defined in Section 7.5) therefor or otherwise in the event the Participant does not complete a specified service period after exercise.

ARTICLE VIII

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Members, Non-Employee Service Providers and Non-Employee Directors and in such amounts as it shall determine; provided, however, that no Participant may be granted more than 200,000 Shares of Restricted Stock in any calendar year. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding when due) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form.

Notwithstanding anything to the contrary in the foregoing, the Committee is expressly authorized to make Awards of Restricted Stock based on a Member’s, Non-Employee Service Provider’s or Non-Employee Director’s acquisition and/or holding of Stock (including for this purpose any deemed investment in Stock) in his individual capacity or under any nonqualified deferred compensation plan or tax qualified plan (if permissible under applicable qualification rules of the Code) maintained by the Company or a Subsidiary.

8.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock maintained in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.

8.3 Other Restrictions. The Committee may impose such other restrictions under applicable Federal or state securities laws as it may deem advisable, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock issued pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of Massey Energy Company stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Massey Energy Company 2006 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Agreement may be obtained from the Secretary of Massey Energy Company.”

8.5 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Award of, or payable in, Restricted Stock made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Goal by the Committee. The Shares of Stock shall remain in book entry or electronic form, unless and until the Participant requests in writing, or the Committee directs, for certificates evidencing the Shares to be issued. Such Shares, having been released from the restrictions, shall not bear the restrictive legends required by Section 8.3 or 8.4.

8.6 Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights with respect to those Shares.

8.7 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relates vest), during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture and custody as the Shares of Restricted Stock with respect to which they were distributed. If provided in the Agreement and if a Participant timely elects in accordance with the requirements for compliance with the nonqualified deferred compensation provisions of Section 409A of the Code, Participants may be given the right to elect to defer the receipt of such dividends and other distributions until the Participant ceases employment or service with the Company and its Subsidiaries, until a specified time or until the Shares of Restricted Stock to which the dividends and other distributions relate vest.

ARTICLE IX

Restricted Units

9.1 Grant of Restricted Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Units under the Plan (with one Restricted Unit representing one Share) to such Members, Non-Employee Service Providers and Non-Employee Directors and in such amounts as it shall determine; provided, however, that no Participant may be granted more than 200,000 Restricted Units in any calendar year. Participants receiving Restricted Unit Awards are not required to pay the Company therefor (except for applicable tax withholding when due) other than the rendering of services.

Notwithstanding anything to the contrary in the foregoing, the Committee is expressly authorized to make Awards of Restricted Units based on a Member’s, Non-Employee Service Provider’s or Non-Employee Director’s acquisition and/or holding of Stock (including for this purpose any deemed investment in Stock) in his individual capacity or under any nonqualified deferred compensation plan or tax qualified plan (if permissible under applicable qualification rules of the Code) maintained by the Company or a Subsidiary.

9.2 Restricted Unit Agreement. Each Restricted Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Units is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

9.3 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture and payment as the Restricted Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Units if such Shares were outstanding. Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant’s Restricted Units with respect to which they were declared based on one Share equaling one Restricted Unit. In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional Restricted Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution. If provided in the Agreement and if a Participant timely elects in accordance with the requirements for compliance with the nonqualified deferred compensation provisions of Section 409A of the Code, Participants may be given the right to elect to receive or defer the payment of any such deemed dividends and other distributions until the Participant ceases employment or service with the Company and its Subsidiaries, until a specified time or until the Restricted Units to which the dividends and other distributions relate vest.

9.4 Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Unit, the Participant is entitled to receive, without any payment to the Company (other than applicable tax withholding when due), an amount equal to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RU Value”).

The Agreement may provide for payment of the RU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RU Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RU Value in Shares) set out in the Agreement (the “adjusted RU Value”). The Committee is expressly authorized to grant Restricted Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Units which are not deferred compensation covered by Section 409A of the Code.

Payment of the RU Value or adjusted RU Value to the Participant shall be made (i) in Shares, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

ARTICLE X

Unrestricted Stock

Grant of Unrestricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Unrestricted Stock Awards under the Plan to one or more Members and Non-Employee Service Providers in such amount or amounts as it shall determine; provided, however, that no Participant may be granted Unrestricted Stock Awards in any calendar year for more than 200,000 Shares. Participants receiving Unrestricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding when due). Payment of a Unrestricted Stock Award shall be effected as soon as practicable after the Award Date in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

Notwithstanding anything to the contrary in the foregoing, the Committee is expressly authorized to make Awards of Unrestricted Stock based on a Member’s, Non-Employee Service Provider’s or Non-Employee Director’s acquisition and/or holding of Stock (including for this purpose any deemed investment in Stock) in his individual capacity or under any nonqualified deferred compensation plan or tax qualified plan (if permissible under applicable qualification rules of the Code) maintained by the Company or a Subsidiary.

ARTICLE XI

Incentive Awards

11.1 Incentive Award. Subject to the terms and conditions of the Plan, Incentive Awards may be granted to Members and Non-Employee Service Providers at any time and from time to time as shall be determined by the Committee. Each Incentive Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. Each Incentive Award shall contain provisions regarding (i) the target, minimum and maximum amounts payable to the Participant as an Incentive Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (vi) forfeiture provisions, (vii) immediate vesting provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of a subplan or a “Program” under the Plan, which names will not affect the applicability of this Plan. The maximum amount payable as an Incentive Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

11.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus the criteria which shall determine the target and the minimum and the maximum amounts payable under an Incentive Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Performance Goals selected by the Committee and specified at the time required under Section 162(m) of the Code.

11.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify in the Incentive Award Agreement and subject to the requirements of Section 409A of the Code, may permit a Participant to elect for the payment of any Incentive Award to be deferred to a specified date or dates or to an event. Payment of the amount to which a Participant shall be entitled upon the settlement of an Incentive Award shall be made in cash, Shares, property or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as determined or permitted by the Committee in the Incentive Award Agreement. Payment may be made (i) in Shares, valued at the Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

11.4 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired in connection with the settlement of an Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of the New York Stock Exchange or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to Incentive Award, Stock delivered connection with the settlement of an Incentive Award may be designated as Restricted Stock or Stock subject to a buyback right by the Company on such basis as the Committee may provide in the event the Participant does not complete a specified service period after vesting in the Award.

11.5 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

ARTICLE XII

Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XIII

Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement; provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein. In addition, the Committee may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price or Base Value than the surrendered Awards or awards and are not of a different type (with Options and SARs being one type and thus not eligible to be exchanged for any Award other than Options or SARs), and otherwise the new Awards may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XIV

Amendment, Modification and Termination of the Plan

14.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

14.2 Awards Previously Granted. No termination, amendment or modification of the Plan herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XV

Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan or any Agreement.

15.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XVI

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XVII

General

17.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations as may be required.

17.2 Effect of the Plan. The establishment of the Plan shall not confer upon any Member, Non-Employee Service Provider or Non-Employee Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Member, Non-Employee Service Provider or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Member, Non-Employee Service Provider or Non-Employee Director. Participation in the Plan shall not give any Member, Non-Employee Service Provider or Non-Employee Director any right to be retained in the service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provide in the Plan or in an Agreement, no Member, Non-Employee Service Provider or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan, regardless of whether such Shares are held in book entry or electronic form or in certificated form.

17.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in an Agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

17.5 Conflicts between the Plan and an Agreement. In the event of a conflict between the Plan and an Agreement, the terms of the Plan shall control.

17.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.7 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

17.8 Transferability. Except for family transfers authorized in this Section (but only if the Agreement evidencing an Award, or an amendment thereto authorized by the Committee, expressly states that it is transferable as provided herein), no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

17.9 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to, and be acquired at no cost by, the Company. Unless otherwise provided in the Agreement pertaining to an Award, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of a Member, a Non-Employee Service Provider and a Non-Employee Director shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement or in connection with a Change in Control with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

17.10 Registration and Other Laws And Regulations. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any party thereof.

17.11 Beneficiary Designation. Each Participant shall have the right to notify the Committee in writing in a form acceptable to the Committee of any designation of a successor in interest (a “Beneficiary”) to receive, if alive, benefits under the Plan or, if permitted by the Committee, with respect to any Award in the event of his death. Such designation may be changed from time to time by notice in writing to the Committee in a form acceptable to the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Committee within one year after the date when the Committee commenced making a reasonable effort to locate such Beneficiary, then the executor or the administrator of the Participant’s estate shall be deemed to be his Beneficiary. Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant’s spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

17.12 Nonqualified Deferred Compensation Plan Omnibus Provision. It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

ANNEX B

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules, members of the Board of Directors, the Board’s nominees and certain officers and employees of Massey Energy Company may be deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain information about the persons who may be deemed “participants” is provided below.

Directors and Nominees

The name and principal occupations of the Company’s directors and director nominees who may be deemed participants in the Company’s solicitation are set forth in Proposal 1 under the “Election of Directors” section of this proxy statement. The mailing address of the Company’s directors and director nominees is c/o Massey Energy Company, P. O. Box 26765, Richmond, VA 23261-6765.

Officers and Employees

The principal occupations of the Company’s executive officers and other officers and employees who may be deemed “participants” in the Company’s solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each such person is Massey Energy Company, P. O. Box 26765, Richmond, VA 23261-6765.

Name	Principal Occupation
Don L. Blankenship	Chairman, Chief Executive Officer and President
Baxter F. Phillips, Jr.	Executive Vice President and Chief Administrative Officer
Thomas J. Dostart	Vice President, General Counsel and Secretary
Katharine W. Kenny	Vice President, Investor Relations
Eric B. Tolbert	Vice President and Chief Financial Officer

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex B or the proxy statement, none of the persons listed in the proxy statement under “Biographical Information on the Company’s Class I Director Nominees,” “Biographical Information on Class II and Class III Directors” and “Stock Ownership of Directors and Executive Officers” owns any Common Stock that they do not own beneficially. The number of shares of Common Stock held by directors, director nominees and the named executive officers as of the close of business on April 18, 2006, is set forth in the “Stock Ownership of Directors and Executive Officers” section of the proxy statement. The number of shares of Common Stock held by other participants as of the close of business on April 18, 2006, is set forth below. (The information includes shares that may be acquired by the exercise of stock options within 60 days of such date.)

Name	Amount and Nature of Beneficial Ownership
Katharine W. Kenny	7,998
Eric B. Tolbert	34,574

(1)	This amount includes 3,464 stock options that are exercisable in the next 60 days.

(2)	This amount includes 20,771 stock options that are exercisable in the next 60 days.

No participant owns any securities of any subsidiary of Massey Energy Company.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales during the past two years of shares of Common Stock by the persons listed above under “Directors and Nominees” and “Officers and Employees.”

Name	Date	Purchase (Sale) of Common Stock (number of shares)	Note
John C. Baldwin	12/14/2004	4,056	1
	12/14/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Don L. Blankenship	04/30/2004	(29,818)	3
	11/10/2004	(220,670)	3
	11/15/2004	6,350	4
	11/15/2004	25,000	5
	05/01/2005	8,467	6
	05/01/2005	33,333	7
	12/29/2005	12,700	8
	12/29/2005	50,000	9
	12/30/2005	200,000	9
James B. Crawford	02/22/2005	4,056	1
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Thomas J. Dostart	11/15/2004	1,366	10
	11/15/2004	9,236	11
	11/14/2005	787	10
	11/14/2005	6,927	11
Robert H. Foglesong	03/13/2006	4,056	1
	03/13/2006	2,028	2
E. Gordon Gee	02/24/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
William R. Grant	02/24/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Bobby R. Inman	02/24/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Katharine W. Kenny	11/15/2004	683	10
	11/15/2004	4,618	11
	03/01/2005	(2,884)	3
	11/14/2005	787	10
	11/14/2005	6,927	11
Dan R. Moore	02/24/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Baxter F. Phillips, Jr.	02/17/2004	(26,685)	3
	08/16/2004	(10,140)	3
	11/15/2004	2,902	10
	11/15/2004	19,627	11
	02/01/2005	(16,148)	3
	11/14/2005	2,229	10
	11/14/2005	19,627	11
	11/15/2005	12,000	12
	11/15/2005	50,000	13
Martha R. Seger	02/24/2004	2,028	2
	02/22/2005	2,028	2
	02/21/2006	2,028	2
Eric B. Tolbert	05/04/2004	(6,995)	3
	08/16/2004	(7,500)	3
	11/15/2004	1,366	10
	11/15/2004	9,236	11
	11/14/2005	1,049	10
	11/14/2005	9,236	11

1.	Initial grant of restricted stock made pursuant to the Massey Energy Company Stock Plan for Non-Employee Directors.

2.	Annual grant of restricted stock made pursuant to the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors.

3.	Exercise of stock options.

4.	Grant of restricted stock made pursuant to Mr. Blankenship’s Employment Agreement.

5.	Grant of stock options made pursuant to Mr. Blankenship’s Employment Agreement.

6.	Grant of restricted stock made pursuant to the Amendment to Mr. Blankenship’s Employment Agreement.

7.	Grant of stock options made pursuant to the Amendment to Mr. Blankenship’s Employment Agreement.

8.	Grant of restricted stock made pursuant to Mr. Blankenship’s Letter Agreement.

9.	Grant of stock options made pursuant to Mr. Blankenship’s Letter Agreement.

10.	Grant of restricted stock made pursuant to the Company’s Long Term Incentive Program.

11.	Grant of stock options made pursuant to the Company’s Long Term Incentive Program.

12.	Grant of restricted stock made pursuant to Mr. Phillips’ Retention and Change in Control Agreement.

13.	Grant of stock options made pursuant to Mr. Phillips’ Retention and Change in Control Agreement.

Miscellaneous Information Concerning Participants

No part of the purchase price or market value of any of the shares specified in the “Information Regarding Transactions in the Company’s Securities by Participants” section of this Annex B is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.

Except as otherwise described in the proxy statement or this Annex B, to the Company’s knowledge, no associate of any of the persons listed above under “Directors and Nominees” and “Officers and Employees” owns beneficially, directly or indirectly, any securities of the Company.

Except as described in the proxy statement under the section entitled “Certain Relationships and Related Transactions,” neither any participant, nor any of their respective associates or affiliates (including a member of the participant’s immediate family, together, the “Participant Affiliates”), is either a party to any transaction or series of transactions since the beginning of fiscal year 2005, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which the Company was or is to be a party, (2) in which the amount involved exceeds $60,000, and (3) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.

Except as described in this Annex B or the proxy statement, no participant or Participant Affiliate is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

Except as described in the proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Directions

The Jefferson Hotel is located at 101 West Franklin Street, Richmond, Virginia 23220.

Directions From North:

•	Take I-95 South to Richmond area

•	Take Exit 76B (Belvidere Street Exit)

•	Turn left on Leigh Street

•	At first light, turn right onto Belvidere Street

•	At fifth light, turn left onto Franklin Street

•	Hotel is four blocks, on the right

From East (airport):

•	Take I-64 West to the Richmond area

•	Take Exit 190 (Fifth Street/Coliseum Exit)

•	Stay on Fift Street

•	Turn right at first stoplight (Jackson Street)

•	At second stoplight, turn left onto 3rd Street

•	At sixth stoplight, turn right onto Main Street

•	At fourth stoplight turn right onto Jefferson Street

•	Turn right onto Franklin Street

From Powhite:

•	Take Powhite Parkway to the Downtown Expressway

•	Take Second Street Exit (toll road)

•	Follow Exit to the light (Second Street)

•	Left on Second Street

•	Take Second Street to Main Street

•	Left on Main Street

•	Turn right on Jefferson Street

From South:

•	Take I-95 North to Richmond area

•	Take Exit 74A (Downtown Expressway)

•	Go 1 mile

•	Take Belvidere Street Exit

•	Turn right on Belvidere Street

•	At third light, turn right onto Franklin Street

•	Hotel is four blocks, on the right

From West:

•	Take I-64 East to merge with I-95 in the Richmond area

•	Take I-95 South

•	Take Exit 76B (Belvidere Street Exit)

•	Turn left on Leigh Street

•	At first light, turn right onto Belvidere Street

•	At fifth light, turn left onto Franklin Street

•	Hotel is four blocks, on the right

MASSEY ENERGY COMPANY

2006 Annual Meeting of Shareholders

May 16, 2006

You are cordially invited to attend the 2006 Annual Meeting of Shareholders which will be held on Tuesday, May 16, 2006, beginning at 9:00 a.m. Eastern Daylight Time at:

The Jefferson Hotel

101 West Franklin Street

Richmond, Virginia

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2006 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Tuesday, May 16.

Massey Energy Company
4 North 4th Street
Richmond, VA 23219	proxy

This Blue proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2006.

The undersigned, a shareholder of MASSEY ENERGY COMPANY, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2005; and, revoking any proxy or voting instruction previously given, hereby constitutes and appoints Baxter F. Phillips, Jr., Thomas J. Dostart and Jeffrey M. Jarosinski, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of MASSEY ENERGY COMPANY, held by the undersigned as of the record date, standing in the name of the undersigned at the Annual Meeting of Shareholders of MASSEY ENERGY COMPANY, on Tuesday, May 16, 2006, at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

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’ DISCRETION.

See reverse side for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-866-437-4715 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 15, 2006.

•	You will be prompted to provide your unique “Control Number” and “Check Digit ID” shown below. Have your Proxy Card ready, then follow the pre-recorded instruction.

VOTE BY INTERNET — http://www.myproxyonline.com — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 15, 2006.

•	Visit the Internet Website at www.myproxyonline.com. Enter the unique “Control Number” and “Check Digit ID” shown below and follow the instructions on your screen.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Massey Energy Company, c/o The Altman Group, P.O. Box 238, Lyndhurst, NJ 07071-9902.

Until contrary notice to the Company, I consent to access all future proxy statements and annual reports issued by the Company over the Internet, e-mail address:

CONTROL NUMBER	CHECK DIGIT ID

If you vote by Phone or Internet, please do not mail your Proxy Card

ÚPlease detach here Ú

DIRECTORS RECOMMEND

1. To elect three Class I directors:	01 John C. Baldwin 02 James B. Crawford	03 E. Gordon Gee	FOR ALL NOMINEES →	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
DIRECTORS RECOMMEND

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.			FOR →	☐ For	☐ Against	☐ Abstain

3. To approve the Massey Energy Company 2006 Stock and Incentive Compensation Plan, which includes the authorization of 3.5 million shares of common stock that can be issued by the Company under the plan.

			FOR →	☐ For	☐ Against	☐ Abstain

4. To approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to lower the requirement for amendment of the Company’s Restated Bylaws by shareholders from 80% to 67% of the total voting power of all outstanding shares of voting stock of the Company.

			FOR →	☐ For	☐ Against	☐ Abstain

I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

I plan to attend the meeting ☐ Address Change? Mark Box ☐ Indicate changes below:				Date ______________________

Signature(s) in Box
Please sign exactly as your name(s) appears on
Proxy. If held in joint tenancy, all persons should
sign. Trustees, administrators, etc., should
include title and authority. Corporations should
provide full name of corporation and title of
authorized officer signing the proxy.

MASSEY ENERGY COMPANY

2006 Annual Meeting of Shareholders

May 16, 2006

You are cordially invited to attend the 2006 Annual Meeting of Shareholders which will be held on Tuesday, May 16, 2006, beginning at 9:00 a.m. Eastern Daylight Time at:

The Jefferson Hotel

101 West Franklin Street

Richmond, Virginia

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2006 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Tuesday, May 16.

Massey Energy Company 4 North 4th Street Richmond, VA 23219

401(k) plan proxy

This Blue proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2006.

The undersigned, a participant in the MASSEY ENERGY COMPANY Coal Company Salary Deferral and Profit Sharing Plan (the “401(k) Plan”), acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2005; and, revoking any proxy or voting instruction previously given with respect to shares held in the 401(k) Plan, hereby directs the trustee of the 401(k) Plan to vote all shares of Common Stock of MASSEY ENERGY COMPANY allocated to the undersigned’s 401(k) Plan account as of the record date at the Annual Meeting of Shareholders of MASSEY ENERGY COMPANY, on Tuesday, May 16, 2006, at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

THIS BLUE PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE PROPOSALS ON A PROPERLY EXECUTED AND RETURNED PROXY CARD, THE PROXY CARD WILL BE VOTED PROPORTIONATELY IN THE SAME MANNER AS THOSE SHARES HELD IN THE 401(K) PLAN FOR WHICH TIMELY VOTING INSTRUCTIONS ARE RECEIVED WITH RESPECT TO SUCH PROPOSAL(S). IF YOU DO NOT PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE, YOU WILL BE CONSIDERED TO HAVE ELECTED THAT YOUR SHARES HELD IN THE 401(K) PLAN BE VOTED, AND THE TRUSTEE WILL VOTE SUCH SHARES, PROPORTIONATELY IN THE SAME MANNER AS THOSE SHARES HELD IN THE 401(K) PLAN FOR WHICH TIMELY VOTING INSTRUCTIONS ARE RECEIVED.

See reverse side for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Trustee of the 401(k) Plan to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-866-437-4715 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 14, 2006.

•	You will be prompted to provide your unique “Control Number” and “Check Digit ID” shown below. Have your Proxy Card ready, then follow the pre-recorded instruction.

VOTE BY INTERNET — http://www.myproxyonline.com — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 14, 2006.

•	Visit the Internet Website at www.myproxyonline.com. Enter the unique “Control Number” and “Check Digit ID” shown below and follow the instructions on your screen.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Massey Energy Company, c/o The Altman Group, P.O. Box 238, Lyndhurst, NJ 07071-9902.

Until contrary notice to the Company, I consent to access all future proxy statements and annual reports issued by the Company over the Internet, e-mail address:

CONTROL NUMBER	CHECK DIGIT ID

If you vote by Phone or Internet, please do not mail your Proxy Card

ÚPlease detach here Ú

DIRECTORS RECOMMEND

1. To elect three Class I directors:	01 John C. Baldwin 02 James B. Crawford	03 E. Gordon Gee	FOR ALL NOMINEES →	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

DIRECTORS RECOMMEND

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.			FOR →	☐ For	☐ Against	☐ Abstain

3. To approve the Massey Energy Company 2006 Stock and Incentive Compensation Plan, which includes the authorization of 3.5 million shares of common stock that can be issued by the Company under the plan.

			FOR →	☐ For	☐ Against	☐ Abstain

4. To approve amendments to the Company’s Restated Certificate of Incorporation and Restated Bylaws to lower the requirement for amendment of the Company’s Restated Bylaws by shareholders from 80% to 67% of the total voting power of all outstanding shares of voting stock of the Company.

			FOR →	☐ For	☐ Against	☐ Abstain

I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

I plan to attend the meeting ☐ Address Change? Mark Box ☐ Indicate changes below:				Date ______________________

Signature(s) in Box
Please sign exactly as your name(s) appears on
Proxy. If held in joint tenancy, all persons should
sign. Trustees, administrators, etc., should
include title and authority. Corporations should
provide full name of corporation and title of
authorized officer signing the proxy.